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                               PUT/CALL AGREEMENT

                                      Among

                            The Cypress Group L.L.C.,

                             TPG Partners II, L.P.,

                                   Nazem, Inc.

                                       And

                          Genesis Health Ventures, Inc.

                                      Dated

                                 October 9, 1997


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

                               TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE I

                                  DEFINITIONS..............................  1

      1.1  Certain Defined Terms...........................................  1

                                  ARTICLE II

                             CALL AND PUT OPTIONS.......................... 13

      2.1  Call Option..................................................... 13
      2.2  Put Option...................................................... 14
      2.3  Call Option Exercise Price...................................... 14
      2.4  Put Option Exercise Price....................................... 15
      2.5  Additional Amounts.............................................. 15

                                  ARTICLE III

           DETERMINATION OF OPTION CONSIDERATION; CERTAIN CONDITIONS....... 16

      3.1  Option Consideration............................................ 16
      3.2  Conditions to Issuance of Genesis Common Stock.................. 18

                                  ARTICLE IV

                              REGISTRATION RIGHTS.......................... 20

      4.1  Incidental Registration......................................... 20
      4.2  Registration on Request......................................... 22
      4.3  Registration Procedures......................................... 24
      4.4  Indemnification................................................. 27

                                   ARTICLE V

                        REPRESENTATIONS AND WARRANTIES..................... 31

      5.1  Representations and Warranties of the Parties................... 31
      5.2  Representations and Warranties of Genesis....................... 31
      5.3  Representations and Warranties of the Sponsors.................. 33

                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS......................... 33

      6.1  Further Assurances.............................................. 33
      6.2  Transfer of Restricted Securities............................... 33
      6.3  Calculation of Parent EBITDAR for the Exit
             Relevant Period............................................... 34
      6.4  Election of Directors........................................... 36


                                        i
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                                                                            Page

      6.5  Certain Negative Covenants...................................... 36
      6.6  Pharmacy........................................................ 37
      6.7  Pharmacy Dispositions........................................... 37
      6.8  Calculation of EBITDAR.......................................... 38
      6.9  Post-Put Exit................................................... 39

                                  ARTICLE VII

                                   CLOSINGS................................ 44

      7.1  Payment of the Option Price..................................... 44
      7.2  Time and Place of Closing....................................... 44

                                 ARTICLE VIII

                                 MISCELLANEOUS............................. 44

      8.1  Notices......................................................... 44
      8.2  Severability.................................................... 46
      8.3  Entire Agreement................................................ 46
      8.4  Amendment and Modification...................................... 46
      8.5  Assignment; Binding on Transferees.............................. 46
      8.6  Governing Law................................................... 47
      8.7  Headings........................................................ 47
      8.8  Counterparts.................................................... 47
      8.9  Specific Performance; Remedies.................................. 47
      8.10 Submission to Jurisdiction; Waivers............................. 50
      8.11 Subordination Agreement......................................... 50
      8.12 Waivers of Jury Trial...........................................  1

                               PUT/CALL AGREEMENT

            PUT/CALL AGREEMENT, dated as of October 9, 1997 (this "Agreement"), among The Cypress Group L.L.C., a Delaware limited liability company ("Cypress"), TPG Partners II, L.P., a Delaware limited partnership ("TPG"), Nazem, Inc., a Delaware corporation ("Nazem" and, together with Cypress and TPG, the "Sponsors"), and Genesis Health Ventures, Inc., a Pennsylvania corporation ("Genesis").

                                  WITNESSETH

            WHEREAS, pursuant to letter agreements, dated June 15, 1997, Cypress, TPG and Genesis have agreed to acquire or cause affiliates to acquire Common Stock, par value $.01 per share (the "Common Stock"), of Genesis ElderCare Corp. (formerly known as Waltz Corp.), a Delaware corporation (the "Parent");

            WHEREAS, pursuant to a letter agreement, dated August 27, 1997, Nazem has agreed to cause an affiliate to acquire Common Stock, which, together with the Common Stock acquired by Cypress, TPG and Genesis, shall, upon the acquisition thereof, constitute all of the issued and outstanding capital stock of Parent;

            WHEREAS, pursuant to the Agreement and Plan of Merger, dated as of June 16, 1997 (the "Merger Agreement"), by and among Parent, Genesis ElderCare Acquisition Corp. (formerly known as Waltz Acquisition Corp.), a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"), and The Multicare Companies, Inc., a Delaware corporation (the "Company"), Merger Sub shall be merged with and into the Company, following which the Company shall be the surviving corporation and a wholly owned subsidiary of Parent; and

            WHEREAS, the parties hereto desire to enter into this Agreement for the purpose of setting forth certain agreements regarding rights and obligations of the parties.

            NOW, THEREFORE, in consideration of the mutual covenants and conditions as hereinafter set forth, the parties hereto do hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

            Section 1.1 Certain Defined Terms. Capitalized terms used herein and not otherwise defined herein shall have the following meanings:

            "Additional Genesis Contribution" means the amount in U.S. dollars of each purchase of Common Stock made by Genesis or any of its Affiliates from Parent following the Closing.

            "Additional Sponsor Contribution" means the amount in U.S. dollars of each purchase of Common Stock made by Sponsors or any of their Affiliates from Parent following the Closing.

            "Adjusted Total Contribution" means Total Contribution less $25 million.

            "Affiliate" of any Person means any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person.

            "Agreement" is defined in the preamble hereto.

            "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to close.

            "Call Debt Adjustment" means $31.0 million less the product of $27,397 and the number of days elapsed between the Exercise Date and the fourth anniversary of this Agreement.

            "Call Option" is defined in Section 2.1.

            "Call Option Exercise Price" is defined in Section 2.3.

            "Change of Control" shall be deemed to have occurred at such time as either of the following events shall occur:

            (i) Genesis consolidates with or merges into any other corporation, or conveys, transfers or leases all or substantially all of its assets to any Person, or any other corporation merges into Genesis, other than, in any case, a transaction in which the shareholders of Genesis immediately prior to such transaction own, directly or indirectly, immediately following such transaction, at least 51% of the combined voting power of the outstanding voting stock of the corporation resulting from such transaction in substantially the same proportion as their ownership of the voting stock of Genesis immediately prior to such transaction; or

            (ii) There is a report filed by any Person, including its Affiliates, other than Genesis or its subsidiaries or employee stock ownership plans or employee benefit plans of Genesis or its subsidiaries, on Schedule 13D or 14D-1 (or any successor schedule, form or report) pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), disclosing that such Person (for the purposes of this definition only, the term "person" shall include a "person" within the meaning of
      Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision to either of the foregoing) has become the beneficial owner (as the term "beneficial owner" is defined under Rule 13d-3 or any successor rule or regulation promulgated under the Exchange Act) of 50% or more of the voting power of Genesis' voting stock then outstanding; provided, however, that a Person shall not be deemed beneficial owner of, or to own beneficially, (A) any securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person's Affiliates until such tendered securities are accepted for purchase or exchange thereunder or
      (B) any securities if such beneficial ownership (1) arises solely as a result of a revocable proxy delivered in response to a proxy or consent solicitation made pursuant to, and in accordance with, the applicable rules and regulations under the Exchange Act, and (2) is not also then reportable on Schedule 13D (or any successor schedule, form or report) under the Exchange Act.

            "Closing" means the consummation of the first acquisition by Sponsors of shares of Common Stock.

            "Closing Date" means the date on which the Closing occurs.

            "Common Stock" is defined in the recitals hereto.

            "Company" is defined in the recitals hereto.

            "Consolidated Interest Expense" means, for any period for any Person, the amount of interest expense of such entity and its subsidiaries, including, without limitation, (i) amortization of debt discount, (ii) the interest portion of any deferred payment obligation and (iii) accrued interest, determined on a consolidated basis in accordance with GAAP.

            "Consolidated Net Income (or Loss)" means, for any period for any Person, the net income (or loss) of such entity and its subsidiaries for such period on a consolidated basis, all determined in accordance with GAAP.

            "Consolidated Rent Expense" means, for any period for any Person, the rent expense of such entity and its subsidiaries, including expensed but excluding capitalized rent expense and amortization of gains from the sale of properties to ElderTrust, Inc., for such period determined on a consolidated basis in accordance with GAAP.

            "Consolidated SG&A Expense" means, for any period for any Person, the non-extraordinary sales, general and administrative expenses of such entity and its subsidiaries determined in accordance with GAAP.

            "Consolidated Tax Expense" means, for any period for any Person, the aggregate of the federal, state, local and foreign income tax expense of such entity and its subsidiaries for such period (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), determined on a consolidated basis in accordance with GAAP.

            "Cypress" is defined in the preamble hereto.

            "EBITDAR" means, for any period for any Person other than Parent or the Pharmacy, the sum of Consolidated Net Income (or Loss) of such Person plus, to the extent deducted in computing Consolidated Net Income (or Loss) of such Person, Consolidated Interest Expense of such Person, Consolidated Tax Expense of such Person, Consolidated Rent Expense of such Person, Consolidated SG&A Expense of such Person, all depreciation and, without duplication, amortization and all extraordinary expenses and non-recurring charges of such Person, and minus 2.75% of the consolidated net revenues of such Person and, to the extent included in computing Consolidated Net Income (or Loss) of such Person, all extraordinary income and non-recurring gains of such Person, in each case, for such period, all as determined in accordance with GAAP. For purposes of calculating EBITDAR for any Person, to the extent such Person acquires an interest of less than 100% in another Person (such percentage, the "percentage investment") after the date hereof, the contribution to EBITDAR of such investment shall be calculated as the product of the percentage investment and the EBITDAR of the Person in which the investment is made. Genesis, on the one hand, and Cypress and TPG, acting jointly on behalf of Sponsors on the other hand, shall agree to appropriate adjustments to the definition of EBITDAR in respect of any such future investments to reflect the foregoing.

            "Event of Acceleration" means (a) a court having jurisdiction in the premises shall have entered a decree or order for relief in respect of Genesis or any of its significant subsidiaries (as defined in Rule 1-02 under Regulation S-X) in an involuntary case under any applicable bankruptcy, insolvency or other law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Genesis or such significant subsidiary or for all or any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and such decree or order shall have remained unstayed and in effect for a period of 90 consecutive days; or

            (b) Genesis or any of its significant subsidiaries (as defined in Rule 1-02 under Regulation S-X) shall have commenced a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall have consented to the entry of an order for relief in an involuntary case under any such law, or shall have consented to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or similar official) of Genesis or such subsidiary or for all or any substantial part of its property, or shall have made an assignment for the benefit of creditors, or shall have failed generally to pay its debts as they become due or shall have taken any corporate action in furtherance of any of the foregoing; or

            (c) a Change of Control shall have occurred; or

            (d) the payment, declaration or making of an Extraordinary Dividend or Distribution; Leveraged Recapitalization.

            "Excess Value" means the greater of (i) zero or (ii) Total Equity Value, less Total Hurdle Value, less Total Genesis Contribution.

            "Exercise Date" means the date specified for the closing of the exercise of either of the Options, as set forth in a notice given pursuant to
Section 2.1(b) or 2.2(b), as applicable; provided, that unless the context otherwise requires, if the Put Option has not been exercised by the date which is the first day after the sixth anniversary of the Closing Date, Exercise Date shall mean such date.

            "Exit Relevant Period" means the period of twelve full calendar months ending immediately prior to or coincident with the Notification Date.

            "Extraordinary Dividend or Distribution; Leveraged Recapitalization" means (a) any cash dividend or distribution with respect to Genesis Common Stock the amount of which, (i) together with the fair market value of all dividends or other distributions on or with respect to Genesis Common Stock with ex-dividend dates occurring in the 90 consecutive day period ending on the day immediately prior to the ex-dividend date with respect to the dividend to which this definition is being applied and the fair market value of all property used by Genesis, directly or indirectly, in such 90-day period to repurchase shares of any class of its capital stock, equals or exceeds on a per share basis 12.5% of the average of the closing prices of the Genesis Common Stock for the period beginning on the day immediately following the first such ex-dividend date in such period and ending on the day immediately prior to the ex-dividend date with respect to the dividend as to which this definition is being applied (with closing prices determined as provided in the definition of Market Value and except that if no other dividend has had an ex-dividend date occurring in such period, the period for calculating the average of the closing prices of the Genesis Common Stock shall be the 90 day period ending on the day immediately prior to the ex-dividend date with respect to the cash dividend as to which this definition is being applied) or (ii) together with the fair market value of all dividends or other distributions on or with respect to Genesis Common Stock with ex-dividend dates occurring in the 365 consecutive day period ending on the day immediately prior to the ex-dividend date with respect to the dividend to which this definition is being applied and the fair market value of all property used by Genesis, directly or indirectly, in such 365-day period to repurchase shares of any class of its capital stock, equals or exceeds on a per share basis 25% of the average of the closing prices of the Genesis Common Stock for the period beginning on the day immediately following the first such ex-dividend date in such period and ending on the day immediately prior to the ex-dividend date with respect to the dividend as to which this definition is being applied (with closing prices determined as provided in the definition of Market Value and except that if no other dividend has had an ex-dividend date occurring in such period, the period for calculating the average of the closing prices of the Genesis Common Stock shall be the 360 day period ending on the day immediately prior to the ex-dividend date with respect to the cash dividend as to which this definition is being applied); or

            (b) any dividend or distribution of assets, other than cash, with respect to Genesis Common Stock (including, without limitation, by way of exchange offer) the fair market value of which, together with the fair market value of all dividends or distributions on Genesis Common Stock with ex-dividend dates occurring in the 365 consecutive day period ending on the day immediately prior to the ex-dividend date with respect to the dividend or distribution to which this definition is being applied and the fair market value of all property used by Genesis, directly or indirectly, in such 365 day period to repurchase shares of any class of its capital stock, equals or exceeds 12.5% of Genesis' common equity market capitalization at the time of such dividend or distribution; provided, that the percentage contained in this paragraph (b) shall be reduced to 0% (y) at any time when Genesis' common equity market capitalization does not exceed $2 billion or (z) if Genesis' Adjusted Total Debt/Cash Flow Ratio (as defined in Genesis' credit agreement among Genesis and Mellon Bank, N.A., Citicorp USA, Inc., First Union National Bank and NationsBank, N.A. and the lenders identified therein, in the form first executed) on a pro forma basis after giving effect to the dividend or distribution would be greater than 5.00:1.00. For purposes of this definition, fair market value shall be determined and set forth in writing in good faith by the board of directors of Genesis.

            "GAAP" means generally accepted accounting principles, as in effect in the United States of America on the date hereof and applied on a basis consistent with the manner in which such principles were applied in the preparation of the historical financial statements of Genesis.

            "Genesis" is defined in the preamble hereto.

            "Genesis A Contribution" means the sum of $275 million and the aggregate amount of any Additional Genesis Contributions, less an amount ("Genesis Contribution Adjustment") which, if invested at a compound annual rate of 15.0% on the Closing Date, would equal the amount of Genesis Returned Capital on the date or dates paid to Genesis or its Affiliates.

            "Genesis C Contribution" means $50 million.

            "Genesis Common Stock" means the common stock, par value $.02 per share, of Genesis and shall also include (i) capital stock of Genesis of any other class (regardless of how denominated) issued to the holders of shares of Genesis Common Stock upon any reclassification thereof in which the shares of Genesis Common Stock are converted into a new class of capital stock and (ii) shares of common stock of any successor or acquiring corporation received by or distributed to the holders of Genesis Common Stock.

            "Genesis Contribution Adjustment" is defined in the definition of Genesis A Contribution.

            "Genesis Returned Capital" is defined in Section 6.7(b).

            "Holder" shall mean any Person who owns Registrable Securities.

            "HSR Act" is defined in Section 6.1(b).

            "Hurdle Profit" means the amount in excess of the Total Sponsor Contribution necessary to provide a 25% compound annual return on the Total Sponsor Contribution from and including the Closing Date (or, with respect to Additional Sponsor Contributions, measured from and including the date on which each such Additional Sponsor Contribution was made) to but excluding the Exercise Date. Notwithstanding the foregoing, the required return in respect of any portion of the measurement period comprising less than an entire year shall be determined as the product of (i) 0.06849% and (ii) the number of calendar days in such period.

            "Management Agreement" means the Management Agreement, dated as of October 9, 1997, between Genesis ElderCare Network Services, Inc. and Genesis ElderCare Corp.

            "Management Fee" means the fee payable to Genesis or one of its affiliates under the Management Agreement.

            "Market Value" means the average of the daily closing prices of the Genesis Common Stock for the 20 trading day period ending on the calendar day prior to the Exercise Date or such other relevant date of determination, as the case may be. The closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange, or, if the Genesis Common Stock is not listed or admitted to trading on the New York Stock Exchange, on the American Stock Exchange, or, if the Genesis Common Stock is not listed or admitted to trading on the American Stock Exchange, the average of the closing bid and asked prices of the Genesis Common Stock in the over-the-counter market as reported on the NASDAQ system of the National Association of Securities Dealers, Inc. or if the Genesis Common Stock is not so quoted, the average of the closing bid and asked price of the Genesis Common Stock in the over-the-counter market as furnished by any nationally recognized New York Stock Exchange member firm selected by Genesis for such purpose.

            "Merger Agreement" is defined in the recitals hereto.

            "Merger Sub" is defined in the recitals hereto.

            "Nazem" is defined in the preamble hereto.

            "Notification Date" means the date notification is given by an exercising party under either of the Options in accordance with Section 2.1(b) or 2.2(b), as applicable; provided, that unless the context otherwise requires, if the Put Option has not been exercised by the date which is the first day after the sixth anniversary of the Closing Date, Notification Date shall mean such date.

            "Option" means the Call Option or the Put Option, as applicable.

            "Option Price" means the Call Option Exercise Price or the Put Option Exercise Price, as applicable and as determined in accordance with this Agreement.

            "Option Shares" means shares of Genesis Common Stock, if any, issuable in connection with the exercise of an Option and shares of Genesis Common Stock, if any, issued pursuant to Section 6.9.

            "Parent" is defined in the recitals hereto.

            "Parent EBITDAR" means, for any period, the sum of Consolidated Net Income (or Loss) of Parent plus (i) 2.0% of Net Revenues (as defined in the Management Agreement), whether paid in cash or accrued (provided that the management fee under the Management Agreement has been paid or accrued), (ii) to the extent deducted in computing Consolidated Net Income (or Loss) of Parent, Consolidated Interest Expense of Parent, Consolidated Tax Expense of Parent, Consolidated Rent Expense of Parent, all depreciation and, without duplication, amortization and all extraordinary expenses and non-recurring charges of Parent and (iii) the product of Pharmacy Percentage Interest multiplied by Pharmacy EBITDAR and minus, to the extent included in computing Consolidated Net Income (or Loss) of Parent, all extraordinary income and non-recurring gains of Parent, in each case, for such period, all as determined in accordance with GAAP. In the event Parent, directly or indirectly, has made one or more acquisitions or dispositions (other than dispositions pursuant to Section 6.1(b)) of stock or assets or investments in any Person during any period for which Parent EBITDAR is calculated, Parent EBITDAR shall be calculated for such period on a pro forma basis giving effect to such acquisition or disposition or investment as if it occurred at the beginning of such period. For purposes of calculating Parent EBITDAR for any Person, to the extent such Person acquires an interest of less than 100% in another Person (such percentage, the "percentage investment") after the date hereof, the contribution to Parent EBITDAR of such investment shall be calculated as the product of the percentage investment and the EBITDAR of the Person in which the investment is made. Genesis, on the one hand, and Cypress and TPG, acting jointly on behalf of Sponsors on the other hand, shall agree to appropriate adjustments to the definition of Parent EBITDAR in respect of any such future investments to reflect the foregoing.

            "Person" means any individual, corporation, partnership, joint venture, trust, business, unincorporated organization or other entity.

            "Pharmacy" means the collective reference to the lines of business described on Annex A hereto as from time to time conducted, directly or indirectly, by Genesis.

            "Pharmacy EBITDAR" means, for any period, the sum of Consolidated Net Income (or Loss) of the Pharmacy plus, to the extent deducted in computing Consolidated Net Income (or Loss) of the Pharmacy, Consolidated Interest Expense of the Pharmacy, Consolidated Tax Expense of the Pharmacy, Consolidated Rent Expense of the Pharmacy, Consolidated SG&A Expense of the Pharmacy, all depreciation and, without duplication, amortization and all extraordinary expenses and non-recurring charges (including, without limitation, start-up losses) of the Pharmacy, and minus 2.75% of the consolidated net revenues of the Pharmacy and, to the extent included in computing Consolidated Net Income (or
Loss) of the Pharmacy, all extraordinary income and non-recurring gains of the Pharmacy, in each case, for such period, all as determined in accordance with GAAP. In the event that Genesis, directly or indirectly, makes any acquisition of stock or assets or any investment in any Person that, following such acquisition or investment, comprises part of the Pharmacy during any period for which Pharmacy EBITDAR is calculated, Pharmacy EBITDAR shall be calculated for such period on a pro forma basis giving effect to such acquisition or investment as if it occurred at the beginning of such period. For purposes of calculating Pharmacy EBITDAR for any Person, to the extent such Person acquires an interest of less than 100% in another Person (such percentage, the "percentage investment") after the date hereof, the contribution to Pharmacy EBITDAR of such investment shall be calculated as the product of the percentage investment and the

EBITDAR of the Person in which the investment is made. Genesis, on the one hand, and Cypress and TPG, acting jointly on behalf of Sponsors on the other hand, shall agree to appropriate adjustments to the definition of Pharmacy EBITDAR in respect of any such future investments to reflect the foregoing.

            "Pharmacy Percentage Interest" means 24.0%, provided, that in the event that Genesis, directly or indirectly, makes any acquisition of stock or assets or any investment in any Person that, following such acquisition or investment, comprises part of the Pharmacy, Pharmacy Percentage Interest shall equal (i) the product of (a) the then Pharmacy Percentage Interest and (b) Pharmacy EBITDAR for the twelve full calendar months ending immediately prior to or coincident with such acquisition (determined for purposes of this clause (b) only without giving pro forma effect to the acquisition or investment giving rise to such recalculation of Pharmacy Percentage Interest), divided by (ii) the sum of (c) Pharmacy EBITDAR for the twelve full calendar months ending immediately prior to or coincident with such acquisition, and (d) the EBITDAR for the twelve calendar months ending immediately prior to or coincident with such acquisition attributable to the stock or assets acquired or the investment made, calculated giving pro forma effect to the acquisition or investment; provided that any such pro forma adjustments shall comply as to form in all material respects with the accounting requirements of Rule 11-02 of Regulation S-X and shall be properly applied to the applicable historical amounts.

            "Put Debt Adjustment" means $19.8 million less the product of $35,616 and the number of days elapsed between the Exercise Date and the fifth anniversary of this Agreement.

            "Put Option" is defined in Section 2.2.

            "Put Option Exercise Price" is defined in Section 2.4.

            "Registrable Securities" means (i) any Genesis Common Stock issued pursuant to Section 3.1 or Section 6.9 and (ii) any securities issued or distributed in respect of such Genesis Common Stock by way of transfer, substitution, stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, liquidation or other reorganization. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when (w) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (x) they shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act, (y) they shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Genesis and subsequent disposition of them shall not require registration or qualification of them under the

Securities Act or any state securities or blue sky law then in force or (z) they shall have ceased to be outstanding.

            "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with Sections 3.1, 4.1, 4.2 and 4.3 of this Agreement, including, without limitation, (i) all SEC and securities exchange or National Association of Securities Dealers, Inc. registration and filing fees,
(ii) all fees and expenses of complying with securities or blue sky laws (including fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses, (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to Section 4.3(h), (v) the fees and disbursements of counsel for Genesis and of its independent public accountants, including the expenses of any special audits and/or "cold comfort" letters required by or incident to such performance and compliance, (vi) the reasonable fees and disbursements of one counsel, other than Genesis' counsel, selected by the holders of a majority of the Registrable Securities being registered to represent all holders of the Registrable Securities being registered in connection with each such registration (it being understood that any such holder may, at its own expense, retain separate counsel to represent it in connection with such registration),
(vii) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities, and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any, and (viii) subject to Sections 4.1(b) and 4.2(b), all underwriting discounts and commissions or other brokers' commissions charged in connection with the sale of Registrable Securities.

            "Restricted Securities" means (i) Genesis Common Stock issued pursuant to Section 3.1 or Section 6.9 and (ii) any securities issued or distributed in respect of any such Genesis Common Stock by way of transfer, substitutions stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, liquidation or other reorganization. As to any particular Restricted Securities, such securities will cease to be Restricted Securities when they have (a) been effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them, (b) become eligible for sale by the holder thereof pursuant to Rule 144 or (c) been otherwise transferred and new certificates for them not bearing any restrictive legend have been delivered by Genesis and subsequent disposition of them shall not require registration or qualification under the Securities Act or any state securities or blue sky law then in force. Whenever any particular securities cease to be Restricted Securities, the holder thereof will be entitled to receive from

Genesis, without expense, new securities of like tenor not bearing any restrictive legend.

            "SEC" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act or the Exchange Act.

            "Securities Act" shall mean the Securities Act of 1933, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

            "Sponsor A Contribution" means the sum of $270 million and the aggregate amount of Additional Sponsor Contributions, less an amount ("Sponsor Contribution Adjustment") which, if invested at a compound annual rate of 32.0% on the Closing Date, would equal the amount of Sponsor Returned Capital on the date or dates paid to Sponsors.

            "Sponsor B Contribution" means $110 million.

            "Sponsor Contribution Adjustment" is defined in the definition of Sponsor A Contribution.

            "Sponsor D Contribution" means $40 million.

            "Sponsor Liquidity Right" is defined in Section 3.1.

            "Sponsor Liquidity Right Sale" is defined in Section 3.1.

            "Sponsor Returned Capital" is defined in Section 6.7(b).

            "Sponsors" is defined in the preamble hereto.

            "Stockholders Agreement" means the Stockholders Agreement, dated October 9, 1997, among Cypress, Genesis, Merger Sub, Nazem, Parent, and TPG.

            "Total A Contribution" means the sum of (a) Sponsor A Contribution and (b) Genesis A Contribution.

            "Total Call Enterprise Value" means the product of (a) 12 multiplied by (b) Parent EBITDAR for the Exit Relevant Period.

            "Total Contribution" means the sum of Total Sponsor Contribution and Total Genesis Contribution.

            "Total Equity Value" as of the Exercise Date (each of the following shall be determined as of the Exercise Date except for Total Call Enterprise Value and Total Put Enterprise Value, which shall be determined in accordance with the definition thereof) means the excess, if any, of (i) Total Call Enterprise Value, if the calculation is being made in respect of the exercise of the Call Option, or Total Put Enterprise Value, if the calculation is being made in respect of the exercise of the Put Option, over (ii) the sum of
(a) the aggregate outstanding principal amount (including accrued but unpaid interest thereon) of Parent's consolidated total indebtedness, plus the accrued but unpaid portion of the Management Fee, less (b) the aggregate amount of Parent's consolidated total cash, cash equivalents, any other marketable securities, plus (c) the product of (y) 8 and (z) Consolidated Rent Expense for the Exit Relevant Period, plus (d) Call Debt Adjustment, if the calculation is being made in respect of the exercise of the Call Option, or Put Debt Adjustment, if the calculation is being made in respect of the exercise of the Put Option.

            "Total Genesis Contribution" means the sum of Genesis A Contribution and Genesis C Contribution.

            "Total Hurdle Value" means the sum of Total Sponsor Contribution and Hurdle Profit.

            "Total Put Enterprise Value" means the product of (a) 13 multiplied by (b) Parent EBITDAR for the Exit Relevant Period.

            "Total Sponsor Contribution" means the sum of Sponsor A Contribution, Sponsor B Contribution and Sponsor D Contribution.

            "TPG" is defined in the preamble hereto.

                                   ARTICLE II

                              CALL AND PUT OPTIONS

            Section 2.1 Call Option. (a) On the terms and subject to the conditions set forth herein, Sponsors, on behalf of themselves and their Affiliates owning Common Stock, hereby grant to Genesis an irrevocable option (the "Call Option") exercisable beginning on the first day after the fourth anniversary of the Closing Date and ending on the 270th day after the fourth anniversary of the Closing Date, to purchase (and, upon exercise of such Call Option in accordance herewith, Sponsors irrevocably agree to sell to Genesis or cause the sale to Genesis of) all, but not less than all, of the Common Stock owned by them and their Affiliates; provided, that the Call Option shall not be exercisable at any time while the Put Option is exercisable or following any exercise of the Put Option. The aggregate purchase price with respect to all the shares of Common Stock being purchased pursuant to the Call Option shall be equal to the Call Option Exercise Price. The consideration to be paid for each share of Common Stock shall equal the Call Option Exercise Price divided by the aggregate number of shares of Common Stock being purchased; provided, that Sponsors may reallocate the Call Option Exercise Price among themselves and their Affiliates to the extent necessary to take into account differences among them, if any, in making Additional Sponsor Contributions.

            (b) Genesis shall give Sponsors written notice of exercise of the Call Option no less than 120 days prior to the Business Day specified in such notice for exercise of the Call Option. A notice of exercise of the Call Option shall irrevocably commit Genesis and Sponsors and their Affiliates owning Common Stock to the purchase and sale of the Common Stock in accordance with the Call Option. The closing of the Call Option shall take place as provided in Article VII.

            Section 2.2 Put Option. (a) On the terms and subject to the conditions set forth herein, Genesis hereby grants to Sponsors and their Affiliates owning Common Stock an irrevocable option (the "Put Option"), exercisable beginning on the earlier of (i) the occurrence of an Event of Acceleration and (ii) the first day after the fifth anniversary of the Closing Date and ending in either case on the first day after the sixth anniversary of the Closing Date, to require Genesis to purchase (and, upon exercise of such Put Option in accordance herewith, Genesis irrevocably agrees to purchase from Sponsors or their affiliates) all, but not less than all, of the Common Stock owned by Sponsors or their affiliates; provided, that, Cypress and TPG, acting jointly on behalf of Sponsors, shall deliver notice of such exercise to Genesis, it being understood that neither Nazem nor its Affiliates owning Common Stock shall have any right to participate in the election to exercise the Put Option. The aggregate purchase price with respect to all the shares of Common Stock being purchased shall be equal to the Put Option Exercise Price. The consideration to be paid for each share of Common Stock shall equal the Put Option Exercise Price divided by the aggregate number of shares of Common Stock being purchased; provided, that Sponsors may reallocate the Put Option Exercise Price among themselves and their Affiliates to the extent necessary to take into account differences among them, if any, in making Additional Sponsor Contributions.

            (b) Cypress and TPG, acting jointly on behalf of Sponsors, shall give Genesis written notice of exercise of the Put Option no less than 120 days prior to the Business Day specified in such notice for exercise of the Put Option. A notice of exercise of the Put Option shall irrevocably commit Genesis and Sponsors and their Affiliates owning Common Stock to the purchase and sale of the Common Stock in accordance with the Put Option. The closing of the Put Option shall take place as provided in Article VII.

            Section 2.3 Call Option Exercise Price. The Call Option Exercise Price shall be determined as of the Exercise Date and shall be equal to:

            (i) Total Hurdle Value, if Total Equity Value is equal to or less than the sum of (a) Total Contribution and (b) Hurdle Profit; or

            (ii) the sum of (a) Total Hurdle Value and (b) the product of (i) Excess Value and (ii) the ratio of the sum of (A) Total Sponsor Contribution and
(B) Sponsor Contribution Adjustment to the sum of (A) Adjusted Total Contribution, (B) Sponsor Contribution Adjustment and (C) Genesis Contribution Adjustment, if Total Equity Value is greater than the sum of (y) Total Contribution and (z) Hurdle Profit.

            Section 2.4 Put Option Exercise Price. The Put Option Exercise Price shall be determined as of the Exercise Date and shall be equal to:

            (i) the product of (a) Total Equity Value and (b) the ratio of Sponsor A Contribution to Total A Contribution, if Total Equity Value is equal to or less than Total A Contribution;

            (ii) Total Equity Value less Genesis A Contribution, if Total Equity Value is greater than Total A Contribution, but less than or equal to the sum of
(a) Total A Contribution and (b) Sponsor B Contribution;

            (iii) the sum of (a) Sponsor A Contribution and (b) Sponsor B Contribution, if Total Equity Value is greater than the sum of (v) Total A Contribution and (w) Sponsor B Contribution, but less than or equal to the sum of (x) Total A Contribution, (y) Sponsor B Contribution and (z) Genesis C Contribution;

            (iv) Total Equity Value less Total Genesis Contribution, if Total Equity Value is greater than the sum of (a) Total A Contribution, (b) Sponsor B Contribution and (c) Genesis C Contribution, but less than or equal to the sum of (d) Total Contribution and (e) Hurdle Profit; or

            (v) the sum of (a) Total Hurdle Value and (b) the product of (i) Excess Value and (ii) the ratio of the sum of (A) Total Sponsor Contribution and
(B) Sponsor Contribution Adjustment to the sum of (A) Adjusted Total Contribution, (B) Sponsor Contribution Adjustment and (C) Genesis Contribution Adjustment, if Total Equity Value is greater than the sum of (y) Total Contribution and (z) Hurdle Profit.

            Section 2.5 Additional Amounts. In the event that the Call Option or the Put Option is exercised as provided above and the closing thereof does not take place as provided in Section 7.1 (without giving effect to the reference in Section 7.1 to Section 3.2(i)) other than as a result of the failure of Sponsors to deliver the Common Stock, duly endorsed for transfer, against payment of the purchase price therefor, then an amount in addition to the Option Price shall accrue and be payable to Sponsors equal to the product of (i) that portion of the Option

Price not paid as of the time and date specified therefor in Section 7.1 (without giving effect to the reference in Section 7.1 to Section 3.2(i)) (until such amount is paid) and (ii) the greater of (a) a 25% compound annual rate (or, in respect of any period less than an entire year, the product of (y) 0.06849% and (z) the number of calendar days elapsed in such period) and (b) the compound annual rate of return provided by the Option Price on Total Sponsor Contribution calculated from and including the Closing Date (or, with respect to Additional Sponsor Contributions, measured from and including the date on which each such Additional Sponsor Contribution was made) to but excluding the Exercise Date (or, in respect of any period less than an entire year, the product of (y) such rate divided by 365 and (z) the number of calendar days elapsed in such period). Such amount, if any, shall be payable to Sponsors pro rata based on the number of shares of Common Stock owned by each Sponsor or its Affiliates.

                                   ARTICLE III

            DETERMINATION OF OPTION CONSIDERATION; CERTAIN CONDITIONS

            Section 3.1 Option Consideration. (a) (i) Subject to Section 3.2, Genesis may use for payment of the Option Price (either in whole or in part) payable under the Call Option or the Put Option either cash or Genesis Common Stock. If Genesis Common Stock is to be issued, Genesis shall notify Sponsors within 7 days of the Notification Date of the percentage of the Option Price to be paid in Genesis Common Stock. The number of shares of Genesis Common Stock so issuable on the Exercise Date will be calculated as follows.

            (ii) If Cypress and TPG, acting jointly on behalf of Sponsors, notify Genesis within 21 days of the Notification Date of Sponsors' desire to receive cash (either in whole or in part) for payment of the Option Price in lieu of shares of Genesis Common Stock, then Genesis will use its reasonable best efforts to effectuate the underwritten sale (the "Sponsor Liquidity Right Sale") of such number of shares of Genesis Common Stock as would, upon consummation of such sale, yield net cash proceeds to Sponsors equal to the portion of the Option Price that would have otherwise been paid in cash if Genesis had not elected to use Genesis Common Stock for payment of such portion of the Option Price (such notification together with the sale of Genesis Common Stock for such purpose being referred to as the "Sponsor Liquidity Right"); it being understood that Nazem shall not have any right to participate in the invocation of the Sponsor Liquidity Right. In the Sponsor Liquidity Right Sale, if any, Cypress and TPG, acting jointly on behalf of Sponsors, shall have the right to select the managing underwriter (and sole book runner) to manage and administer the offering, and Genesis shall have the right to select an additional underwriter. The allocation of underwriting compensation shall favor the managing underwriter. In the Sponsor Liquidity Right Sale, if any, Genesis shall only be obligated, in the exercise of its reasonable best efforts, to sell the largest number of shares of Genesis Common Stock which can be sold at a price of not less than 90% of the Market Value of the Genesis Common Stock determined at the time of the pricing of the Sponsor Liquidity Right Sale. Genesis shall use its reasonable best efforts to cause the Sponsor Liquidity Right Sale, if any, to be consummated by such time so that the proceeds therefrom shall be available for the closing of the Put Option or the Call Option, as the case may be, in accordance with the provisions of Article VII hereof (without giving effect to the reference in Section 7.1 to Section 3.2(i)). In the event that the net cash proceeds from the Sponsor Liquidity Right Sale, if any, are insufficient or, solely because Genesis has been unable in the exercise of its reasonable best efforts to consummate timely a Sponsor Liquidity Right Sale, unavailable to pay the portion of the Option Price that would have otherwise been paid in cash to Sponsors or their Affiliates, Genesis will issue to Sponsors or their Affiliates shares of Genesis Common Stock in payment of the balance or all of the Option Price, as the case may be. The number of shares so issuable in respect of the non-cash portion of the Option Price will be equal to the dollar amount of the non-cash portion of the Option Price divided by the lesser of (a) the average of the daily closing prices of the Genesis Common Stock for the 10 trading day period commencing 5 trading days prior to the closing of the Sponsor Liquidity Right Sale (with closing prices determined as provided in the definition of Market Value) and (b) the public offering price of the Genesis Common Stock in the Sponsor Liquidity Right Sale or, if there is no Sponsor Liquidity Right Sale, divided by the Market Value of the Genesis Common Stock.

            (iii) Genesis shall bear all Registration Expenses in connection with such issuance and sale (including the entire amount of any and all underwriters' discounts and commissions) and provide customary and appropriate undertakings (including indemnification of Sponsors and their Affiliates to the same extent provided in Section 4.4) in connection with such issuance and sale.

            (b) If Cypress and TPG, on behalf of Sponsors, do not invoke the Sponsor Liquidity Right as described in paragraph (a) above with respect to the entire portion of the Option Price payable in Genesis Common Stock, the number of shares issuable in respect of the non-cash portion of the Option Price will be equal to the dollar amount of the non-cash portion of the Option Price divided by the Market Value of the Genesis Common Stock.

            (c) Genesis agrees (i) to make an appropriate public announcement no later than 5 trading days prior to the 20 trading day periods referred to in the definition of Market Value with regard to the pending issuance of Genesis Common Stock in the Sponsor Liquidity Right Sale, if any, and/or the issuance of

Genesis Common Stock issuable in respect of the non-cash portion of the Option Price, if any, and (ii) during the period commencing at the beginning of such 20 trading day period and through the later of the date of issuance of the Genesis Common Stock in the Sponsor Liquidity Right Sale and the date of issuance of the Genesis Common Stock issuable in respect of the non-cash portion of the Option Price, not to take any corporate action (other than the declaration or payment of a regular dividend, consistent with past practice) in respect of (A) combining or splitting the outstanding shares of Genesis Common Stock, including combining its outstanding shares into a smaller number of shares or issuing rights, warrants or dividends payable in additional shares of Genesis Common Stock to stockholders of record on a date prior to the date of issuance or (B) directly or indirectly, through the use of derivative securities or otherwise, purchasing shares of Genesis Common Stock.

            Section 3.2 Conditions to Issuance of Genesis Common Stock. The ability of Genesis to issue Genesis Common Stock in lieu of paying the Option Price in cash is subject to the satisfaction of each of the following conditions, which conditions may be waived by Cypress and TPG, acting jointly on behalf of Sponsors, in their sole discretion:

            (a) The Option Shares shall have been or shall be, prior to issuance, duly authorized and, when the Option Shares are issued, delivered and paid for, such shares, shall be validly issued and outstanding, fully paid and nonassessable shares of capital stock of Genesis, with no personal liability attached to the ownership thereof; and the holders of the outstanding stock shall not be entitled to preemptive or other rights to subscribe for such shares.

            (b) The issuance of the Option Shares shall not conflict with the terms of the certificate of incorporation or bylaws of Genesis.

            (c) No consent, approval or authorization of, or filing, registration or qualification with, any court, governmental, administrative or judicial authority or regulatory body shall be, as of the date of issuance thereof, required on the part of Genesis for the valid authorization, issuance, sale and delivery of the Option Shares.

            (d) Genesis shall have used its reasonable best efforts to cause the Option Shares, on or prior to the issuance thereof, to be eligible for trading on the principal United States securities exchange on which the Genesis Common Stock is then traded or on the NASDAQ National Market System, as the case may be.

            (e) The issuance of Option Shares shall not cause any rights under any rights plan (poison pill) of Genesis or any of its subsidiaries to issue or become exercisable or result in any other adverse consequence to Sponsors or their Affiliates owning Common Stock under any rights plan of Genesis.

            (f) Sponsors shall have received a certificate, dated the applicable issue date and signed by an executive officer of Genesis, certifying that the conditions set forth in Sections 3.2(a) and 3.2(b) are satisfied on and as of such date.

            (g) Genesis shall have provided Sponsors with a legal opinion, dated the date of the issuance of the Option Shares, from counsel reasonably satisfactory to Cypress and TPG with respect to matters customarily covered in connection with the issuance of shares to a private investor, and such opinion shall be reasonably satisfactory in form and substance to Cypress and TPG.

            (h) The receipt of the Option Shares by Sponsors or their Affiliates shall not have been enjoined (temporarily or permanently) as of the date of the issuance thereof or be prohibited by any applicable law or governmental regulation.

            (i) None of the Events of Acceleration described in clause (a), (b) or (c) of the definition thereof shall have occurred as of the Notification Date or the date of the Issuance of the Option Shares. Notwithstanding anything to the contrary, the parties acknowledge and agree that in the event that (i) the Option Price is not payable by issuance of Genesis Common Stock solely as a result of the occurrence of an Event of Acceleration described in clause (c) of the definition thereof, (ii) the payment of the Option Price in cash would cause a default under any indebtedness of Genesis existing or contemplated by an executed commitment letter on the date of this Agreement and (iii) there shall not have been any full or partial waiver under such indebtedness of any provision restricting, or requiring prepayment as a result of, a Change of Control or any amendment of any such provision having the effect of a full or partial waiver thereof, then the closing of the Option shall be postponed with respect to the minimum number of whole shares of Common Stock such that the payment of the Option Price in cash for the balance of the shares of Common Stock would not cause such a default. Thereafter and from time to time, the closing with respect to the shares of Common Stock not then purchased shall take place as promptly as possible to the extent that the purchase thereof for cash will not cause a default under any such indebtedness. Genesis agrees to use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary to permit the closing under the Option to take place as promptly as possible with respect to all of the shares of Common Stock. The parties acknowledge and agree that from time to time Cypress and TPG, acting jointly on behalf of Sponsors, may waive the condition contained in this paragraph (i) with respect to the purchase of all or a portion of the share of Common Stock not then purchased.

                                   ARTICLE IV

                               REGISTRATION RIGHTS

            Section 4.1 Incidental Registration. (a) Right to Include Registrable Securities. Each time Genesis proposes to register Genesis Common Stock under the Securities Act (other than a registration on Form S-4 or S-8, or any successor or other forms promulgated for similar purposes), whether or not for sale for its own account, pursuant to a registration statement on which it is permissible to register Registrable Securities for sale to the public under the Securities Act, it will give prompt written notice to all Holders, if any, of its intention to do so and of the Holders' rights under this Section 4.1(a). Upon the written request of any Holder made within 15 days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Holder), Genesis will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which Genesis has been so requested to register by the Holders thereof; provided, that
(i) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, Genesis shall determine for any reason not to proceed with the proposed registration, Genesis may, at its election, give written notice of such determination to each Holder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay the Registration Expenses in connection therewith), and (ii) if such registration involves an underwritten offering by Genesis (underwritten, at least in part, by Persons who are not Affiliates of Genesis), all Holders requesting to have Registrable Securities included in Genesis' registration must sell their Registrable Securities to such underwriters who shall have been selected by Genesis on the same terms and conditions as apply to Genesis, with such differences, including any with respect to indemnification and contribution, as may be customary or appropriate in combined primary and secondary offerings. If a proposed registration pursuant to this Section 4.1(a) involves such an underwritten public offering, any Holder making a request under this Section 4.1(a) in connection with such registration may elect in writing, prior to the effective date of the registration statement filed in connection with such registration, to withdraw such request and not to have such securities registered in connection with such registration.

            (b) Expenses. Genesis will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to Section 4.1(a), regardless of whether such registration statement becomes effective; provided, that each holder of Genesis Common Stock issued pursuant to
Section 3.1 as to which there is no attempt to exercise the Sponsor Liquidity Right shall pay all underwriting discounts and commissions relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 4.1(a).

            (c) Priority in Incidental Registrations. If a registration pursuant to this Section 4.1 involves an underwritten offering by Genesis (as described in Section 4.1(a)(ii)) and the managing underwriter with respect to such offering advises Genesis in writing that, in its opinion, the number of securities (including all Registrable Securities) which Genesis, the Holders and any other persons intend to include in such registration exceeds the largest number of securities which can be sold in such offering without having an adverse effect on the offering of securities as contemplated by Genesis (including the price at which Genesis proposes to sell such securities), then Genesis will include in such registration (i) first, all the securities Genesis proposes to sell for its own account and (ii) second, (A) the number of shares of Registrable Securities which the Holders have requested to be included in such registration and (B) the number of shares of securities as to which the holders thereof have, as of the date of this Agreement, the right to include in such registration and which the holders thereof have requested to be included in such registration, in each case which, in the opinion of such managing underwriter, can be sold without having the adverse effect referred to above. If the number of shares of Registrable Securities which the Holders have requested to be included in such registration and the number of shares of such other securities which the holders thereof have requested to be included in such registration are accordingly reduced, such reduced number of Registrable Securities and such other securities shall be allocated pro rata among the holders thereof on the basis of the relative number of shares of Registrable Securities or such other securities then held by each such holder; provided, that any shares thereby allocated to any such holder that exceed such holder's request will be reallocated among the remaining requesting holders in like manner.

            (d) Custody Agreement and Power of Attorney. Upon Genesis' request, any Holder will execute and deliver a custody agreement and power of attorney in form and substance reasonably satisfactory to Genesis with respect to the shares of Genesis Common Stock to be registered pursuant to this Section 4.1 (a "Custody Agreement and Power of Attorney"). The Custody Agreement and Power of Attorney will provide, among other things, that the Holder will deliver to and deposit in custody with the custodian and attorney-in-fact named therein a certificate or certificates representing such shares of Genesis Common Stock

(duly endorsed in blank by the registered owner or owners thereof or accompanied by duly executed stock powers in blank) and irrevocably appoint said custodian and attorney-in-fact as the Holder's agent and attorney-in-fact with full power and authority to act under the Custody Agreement and Power of Attorney on the Holder's behalf with respect to the matters specified therein.

            (e) Other Agreements. Each Holder shall execute such other agreements as Genesis may reasonably request to further accomplish the purposes of this Section 4.1.

            Section 4.2 Registration on Request. (a) Request by Holders. Upon the written request of Cypress and TPG, acting jointly (or in the event that only one of Cypress and TPG then owns Registrable Securities, then such Person), or the written request of any Holder or Holders of outstanding Registrable Securities designated for such purpose in writing by Cypress and TPG, acting jointly, requesting that Genesis effect the registration under the Securities Act of all or part of such Holders' or Holder's Registrable Securities (which Registrable Securities requested to be registered have an aggregate Market Value as of the date of such request of not less than $10 million), and specifying the intended method of disposition thereof, Genesis will promptly give written notice of such requested registration to all other Holders, and thereupon will, as expeditiously as possible, use its best efforts to effect the registration under the Securities Act of:

            (i) the Registrable Securities which Genesis has been so requested to register by such Holders or Holder; and

            (ii) all other Registrable Securities which Genesis has been requested to register by any other Holder thereof by written request given to Genesis within 30 days after the giving of such written notice by Genesis (which request shall specify the intended method of disposition of such Registrable Securities), so as to permit the disposition (in accordance with the Holders' intended method thereof) of the Registrable Securities so to be registered; provided, that Genesis shall not be obligated to file a registration statement relating to any registration request under this Section 4.2(a) (i) within a period of six months after the effective date of any other registration statement relating to (A) any registration request under this Section 4.2(a) or (B) any registration of Registrable Securities effected under Section 4.1, or (ii) if three registration statements relating to registration requests under this Section 4.2(a) have previously been filed and declared effective by the SEC.

            (b) Expenses. Genesis will pay all Registration Expenses in connection with the first three registrations of Registrable Securities pursuant to this Section 4.2 upon the written request of any of the Holders; provided, that each Holder of Genesis Common Stock issued pursuant to Section 3.1 as to which there is no attempt to exercise the Sponsor Liquidity Right shall pay the underwriting discounts and commissions relating to the sale or disposition of such Holder's Registrable Securities pursuant to a registration statement effected pursuant to this Section 4.2. All expenses for any subsequent registrations of Registrable Securities pursuant to this Section 4.2 shall be paid pro rata by all Persons (including the Holders and Genesis) participating in such registration on the basis of the relative number of shares of Genesis Common Stock of each such Person included in such registration.

            (c) Effective Registration Statement. A registration requested pursuant to this Section 4.2 will not be deemed to have been effected unless it has become effective; provided, that if, within the period ending on the earlier to occur of (i) 180 days after the applicable registration statement has become effective, or (ii) the date on which the distribution of the Registrable Securities covered thereby has been completed, the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court, such registration will be deemed not to have been effected.

            (d) Selection of Underwriters. If a requested registration pursuant to this Section 4.2 involves an underwritten offering, Cypress and TPG, acting jointly (or in the event that only one of Cypress and TPG then intends to sell Registrable Securities in such underwritten offering, then such Person) shall have the right to select the investment banker or bankers and managers to administer the offering; provided, however, that in the event that neither Cypress nor TPG then owns Registrable securities, the Holders of a majority of the Registrable securities requested to be involved in such registration shall have the right to select the investment banker or bankers and managers to administer the offering; and, provided, further, that such investment banker or bankers and managers shall be reasonably satisfactory to Genesis.

            (e) Priority in Requested Registrations. If a requested registration pursuant to this Section 4.2 involves an underwritten offering and the managing underwriter advises Genesis in writing that, in its opinion, the number of securities requested to be included in such registration (including securities of Genesis which are not Registrable Securities) exceeds the largest number of securities which can be sold in such offering, Genesis will include in such registration only the Registrable Securities requested to be included in such registration. In the event that the number of Registrable Securities requested to be included in such registration exceeds the number which, in the opinion of such managing underwriter, can be sold, the number of such Registrable Securities to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of shares of Registrable Securities then held by each such Holder; provided, that any shares thereby allocated to any such Holder that exceed such Holder's request shall be reallocated among the remaining requesting Holders in like manner. In the event that the number of Registrable Securities requested to be included in such registration is less than the number which, in the opinion of the managing underwriter, can be sold, Genesis may include in such registration the securities Genesis or other Persons propose to sell up to the number of securities that, in the opinion of the managing underwriter, can be sold.

            Section 4.3 Registration Procedures. If and whenever, Genesis is required to use its best efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, Genesis will, as expeditiously as possible:

            (a) prepare and, if the registration is pursuant to notice given under Section 4.2(a), in any event within 45 days after the giving of notice pursuant to Section 4.2(a), file with the SEC a registration statement with respect to such Registrable Securities on any form for which Genesis then qualifies or which counsel for Genesis shall deem appropriate, and which form shall be available for the sale of the Registrable Securities in accordance with the intended methods of distribution thereof, and use its best efforts to cause such registration statement to become and remain effective; provided, however, that Genesis may discontinue any registration of its securities which is being effected pursuant to Section 4.2 at any time prior to the effective date of the registration statement relating thereto;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of 180 days or such lesser period of time as Genesis or any Holder may be required under the Securities Act to deliver a prospectus in connection with any sale of Registrable Securities, and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the Holder or Holders thereof set forth in such registration statement; provided, that before filing a registration statement or prospectus, or any amendments or supplements thereto, Genesis will furnish to the Holders and their counsel copies of all documents proposed to be filed, which documents will be subject to the review of such counsel and will not be filed if such counsel reasonably objects;

            (c) furnish to each Holder of such Registrable Securities such number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus and prospectus supplement, as applicable), in conformity with the requirements of the Securities Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by such Holder;

            (d) use its best efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each Holder shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Holder, except that Genesis shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 4.3(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

            (e) use its best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holder or Holders thereof to consummate the disposition of such Registrable Securities;

            (f) notify each Holder of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 4.3(b), of Genesis' becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (g) otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable (but not more than eighteen months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations promulgated thereunder;

            (h) (A) use its best efforts to cause all such Registrable Securities to be listed on any securities exchange on which the Genesis Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange and (B) provide a transfer agent and registrar for such Registrable Securities covered by such registration statement no later than the effective date of such registration statement;

            (i) enter into such customary agreements (including an underwriting agreement in customary form) and take such other actions as sellers of a majority of shares of such Registrable Securities or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities, including making appropriate members of senior management of Genesis available for customary participation in a "road show" presentation to potential investors;

            (j) obtain a "cold comfort" letter or letters from Genesis' independent public accountants in customary form and covering matters of the type customarily covered by "cold comfort" letters as the Holder or Holders of a majority of the shares of such Registrable Securities shall reasonably request (provided that Registrable Securities constitute at least 25% of the securities covered by such registration statement); and

            (k) make available for inspection by representatives of the Holders of the Registrable Securities covered by such registration statement, by any underwriter participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by such Holders or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of Genesis, and cause all of Genesis' officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement.

            Genesis may require each Holder of Registrable Securities as to which any registration is being effected to furnish Genesis with such information regarding such Holder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as Genesis may from time to time reasonably request in writing.

            Each Holder of Registrable Securities, upon receipt of any notice from Genesis of the happening of any event of the kind described in Section 4.3(f), shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.3(f), and, if so directed by Genesis, such Holder shall deliver to Genesis (at Genesis' expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event Genesis shall give any such notice, the period mentioned in
Section 4.3(b) shall be extended by the number of days during the period from the date of the giving of such notice pursuant to Section 4.3(f) and through the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by Section 4.3(f).

            Section 4.4 Indemnification. (a) Indemnification by Genesis. In the event of any registration of any securities of Genesis under the Securities Act pursuant to Section 4.1 or 4.2, Genesis hereby indemnifies and agrees to hold harmless, to the extent permitted by law, each Holder of Registrable Securities covered by such registration statement, each affiliate of such Holder and their respective directors and officers or general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), each other Person who participates as an underwriter in the offering or sale of such securities and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act (collectively, the "Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such Indemnified Party may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Indemnified Party is a party thereto) arise out of or are based upon (a) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or
(b) any omission or alleged omission to state therein a material fact necessary to make the statements made, in the light of the circumstances under which they were made, not misleading, and Genesis will reimburse such Indemnified Party for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, that

Genesis shall not be liable to any Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, in any such preliminary, final or summary prospectus, or any amendment or supplement thereto in reliance upon and in conformity with written information with respect to such Indemnified Party furnished to Genesis by such Indemnified Party for use in the preparation thereof; and provided, further, that Genesis will not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or any other Person, if any, who controls such underwriter within the meaning of the Securities Act, under the indemnity agreement in this Section 4.4(a) with respect to any preliminary prospectus or the final prospectus or the final prospectus as amended or supplemented, as the case may be, to the extent that any such loss, claim, damage or liability of such underwriter or controlling Person results from the fact that such underwriter sold Registrable Securities to a person to whom there was not sent or given, at or prior to the written confirmation of such sale, a copy of the final prospectus (including any documents incorporated by reference therein) or of the final prospectus as then amended or supplemented (including any documents incorporated by reference therein), whichever is most recent, if Genesis has previously furnished copies thereof to such underwriter. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder or any Indemnified Party and shall survive the transfer of such securities by such Holder.

            (b) Indemnification by the Holders and Underwriters. Genesis may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 4.1 or 4.2 herein, that Genesis shall have received an undertaking reasonably satisfactory to it from the Holder of such Registrable Securities or any underwriter to indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 4.4(a)) Genesis, all other prospective Holders or any underwriter, as the case may be, and any of their respective affiliates, directors, officers and controlling Persons, with respect to any statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or omission or alleged omission was made in reliance upon and in conformity with written information with respect to such Holder or underwriter furnished to Genesis by such Holder or underwriter expressly for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Genesis or any of the Holders, or any of their respective affiliates, directors, officers or controlling

Persons and shall survive the transfer of such securities by such Holder.

            (c) Notices of Claims, Etc. Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 4.4, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, that the failure of the indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Sections 4.4(a) or 4.4(b), except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. If, the indemnified party has been advised by counsel that having common counsel would result in a conflict of interest between the interests of such indemnified and indemnifying parties, then such indemnified party may employ separate counsel reasonably acceptable to the indemnifying party to represent or defend such indemnified party in such action, it being understood, however, that the indemnifying party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for all such indemnified parties (and not more than one separate firm of local counsel at any time for all such indemnified parties) in such action. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such claim or litigation.

            (d) Other Indemnification. Indemnification similar to that specified in this Section 4.4 (with appropriate modifications) shall be given by Genesis and each Holder of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

            (e) Contribution. If recovery is not available under the foregoing indemnification provisions of this Section 4 for any reason other than as expressly specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds realized by each), the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any misstatement or omission and any other equitable considerations appropriate under the circumstances. The amount paid or payable by a party under this
Section 4.4 as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

            The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

            (f) Non-Exclusivity. The obligations of the parties under this
Section 4 shall be in addition to any liability which any party may otherwise have to any other party.

            (g) Rule 144. Genesis covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if Genesis is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available such information), and it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, Genesis will deliver to such Holder a written statement as to whether it has complied with such requirements.

                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES

            Section 5.1 Representations and Warranties of the Parties. Each of Cypress, TPG, Nazem and Genesis represents and warrants as follows:

            (a) This Agreement has been duly executed and delivered by such Person and constitutes the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with the terms hereof except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general principles of equity and indemnification may be limited under federal and state securities laws; and

            (b) The execution and delivery of this Agreement by such Person does not, and the performance by it and its Affiliates of its and their obligations under this Agreement will not, violate, conflict with or constitute a breach of, or a default under, any material agreement, indenture or instrument to which such Person is a party or which is binding on such Person, and will not result in the creation of any lien on, or security interest in, any of the assets of such Person.

            Section 5.2 Representations and Warranties of Genesis. Genesis represents and warrants to the Sponsors as follows:

            (a) The Option Shares have been or will be, prior to issuance, duly authorized and, when the Option Shares are issued, delivered and paid for, such shares, will be validly issued and outstanding, fully paid and nonassessable shares of capital stock of Genesis, free and clear of all liens, claims and restrictions other than those created by the recipient, with no personal liability attached to the ownership thereof; and the holders of the outstanding stock are not entitled to preemptive or other rights to subscribe for such shares.

            (b) Neither the issuance of the Option Shares nor the sale of the Option Shares in connection with the exercise of the Sponsor Liquidity Right or the Exit Deficit Liquidity Right nor the consummation of any other of the transactions contemplated in this Agreement, nor the fulfillment of the terms of this Agreement, will conflict with, result in a breach of or constitute a default under the terms of the certificate of incorporation or bylaws of Genesis or of any material agreement, indenture or instrument to which Genesis is a party or is bound, or any order or regulation applicable to Genesis of any court, regulatory body, administrative agency or governmental body having jurisdiction over Genesis.

            (c) No consent, approval or authorization of, or filing, registration or qualification with, any court, governmental, administrative or judicial authority or regulatory body (i) is required on the part of Genesis for the execution, delivery and performance of this Agreement, other than those which have been duly obtained or made or will be required in connection with
Article IV hereof (which will be timely obtained or made) or (ii) will be (as of the Exercise Date) required on the part of Genesis for the valid authorization, issuance, sale and delivery of the Option Shares.

            (d) As of the Exercise Date and as of each subsequent date on which shares of Common Stock are acquired by Genesis from Sponsors or their Affiliates, there will be no action or proceeding or investigation pending or, to the best knowledge of Genesis, threatened against Genesis or any of its subsidiaries which, if determined adversely could adversely affect the consummation of the transactions contemplated by this Agreement. There are no actions or proceedings challenging or seeking to restrain, materially limit or prohibit the consummation of the transactions contemplated hereby.

            (e) The Option Shares, on the date of the issuance thereof, will be eligible for trading on the principal United States securities exchange on which the Genesis Common Stock is then traded or on the NASDAQ National Market System, as the case may be.

            (f) None of the execution and delivery of this Agreement or transactions contemplated by this Agreement, including, without limitation, the receipt of Option Shares by Sponsors or their Affiliates and the issuance of Option Shares by Genesis, shall cause any rights under any rights plan (poison pill) of Genesis or any of its subsidiaries to issue or become exercisable or result in any other adverse consequence to Sponsors or their Affiliates owning Common Stock under any rights plan of Genesis.

            (g) No state takeover statute or similar statute or regulation applies, purports to apply or will, following the occurrence of any event contemplated hereby or otherwise, apply to the transactions contemplated by this Agreement, including, without limitation, the receipt of Option Shares by Sponsors or their Affiliates and the issuance of Option Shares by Genesis, and no provision of the certificate of incorporation, by-laws or other governing documents of Genesis will, following the occurrence of any event contemplated hereby or otherwise, restrict or impair the ability of Sponsors or their Affiliates or any subsequent transferee to vote or otherwise exercise the rights of a stockholder with respect to Option Shares or otherwise obtain the benefits of this Agreement.

            Section 5.3 Representations and Warranties of the Sponsors. Each of the Sponsors represents and warrants to Genesis as follows:

            (a) On the Exercise Date, such Person and its Affiliates, if any, owing Common Stock will have good and valid title to the shares of Common Stock owned by it, free and clear of all liens, encumbrances, equities and claims.

            (b) No consent, approval or authorization of, or filing, registration or qualification with, any court, governmental, administrative or judicial authority or regulatory body will be, as of the Exercise Date, required on the part of such Person or any of its Affiliates owning Common Stock for the valid sale and delivery of the Common Stock to Genesis as contemplated herein.

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

            Section 6.1 Further Assurances. (a) Subject to the terms and conditions hereof, each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective, reasonably promptly the transactions contemplated by this Agreement.

            (b) Promptly following the Notification Date, each of the parties hereto shall prepare and file all applications and other notices required in connection with, and use their best efforts to obtain promptly and comply with all conditions contained in, all necessary regulatory approvals and any other consent, approval or other actions by, or notice to or registration or filing with, any governmental or administrative agency or authority required or necessary to be made, obtained or complied with, as the case may be, by any party hereto in connection with the performance of the transactions contemplated by this Agreement, including without limitation any premerger notifications pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the "HSR Act"). Genesis agrees (i) to enter into with the Federal Trade Commission and/or the Department of Justice such decrees, consent orders and/or hold separate undertakings and (ii) to effectuate any divestitures, in each case involving assets or operations of either the Company or Genesis or its Affiliates or both, as may be necessary in order to enable Genesis to purchase, as soon as practicable following the Notification Date and in any event no later than the Exercise Date, the Common Stock.

            Section 6.2 Transfer of Restricted Securities. Restricted Securities are transferable pursuant to (i) public offerings registered under the Securities Act, (ii) Rule 144 and (iii) subject to the conditions specified below in this Section 6.2, any other legally available means of transfer. In connection with the transfer of any Restricted Securities (other than a transfer described in clause (i) or (ii) above), the transferor will deliver written notice to Genesis describing in reasonable detail the transfer or proposed transfer, together with an opinion of counsel reasonably satisfactory to Genesis to the effect that such transfer of Restricted Securities may be effected without registration of such Restricted Shares under the Securities Act. In addition, if the transferor of the Restricted Securities delivers to Genesis an opinion of such counsel that no subsequent transfer of such Restricted Securities will require registration under the Securities Act, Genesis will promptly upon such contemplated transfer deliver new certificates for such Restricted Securities which do not bear any restrictive legend. If Genesis is not required to deliver new certificates for such Restricted Securities not bearing such a legend, the holder thereof will not transfer the same until the prospective transferee has confirmed to the Company in writing its agreement to be bound by the conditions contained in this
Section 6.2.

            Section 6.3 Calculation of Parent EBITDAR for the Exit Relevant Period; Confirmation of Total Equity Value; Access to Information; Resolution of Disputes. (a) As promptly as practicable following the Notification Date, the parties shall cause the chief financial officer of Parent to calculate Parent EBITDAR for the Exit Relevant Period and provide to the parties, no later than 30 days after the Notification Date, his written certification of his calculation of such amount in reasonable detail. Unless the amount so calculated is disputed by written notice within 30 days of its being so certified, it shall be final and binding on the parties in calculating Total Call Enterprise Value or Total Put Enterprise Value, as the case may be. If such amount is so disputed by written notice as aforesaid, such dispute shall be resolved in accordance with paragraph (e) below, and the resolution process thereby provided shall determine Parent EBITDAR for the Exit Relevant Period, which amount shall be final and binding on the parties in calculating Total Call Enterprise Value or Total Put Enterprise Value, as the case may be.

            (b) Each of Cypress and TPG shall have 30 days following the Exercise Date to provide written notice of a dispute over the calculation of Total Equity Value (including, without limitation, the calculation of any component thereof) used in determining the Option Price. If such amount is disputed by written notice as aforesaid, such dispute shall be resolved in accordance with paragraph (e) below, and the resolution process thereby provided shall determine Total Equity Value, which amount shall be final and binding on the parties in calculating the Option price. Cypress and TPG shall not initiate a dispute of the calculation of Total Equity Value after such 30-day period.

            (c) In the event that the calculation of Total Equity Value as determined through the resolution process provided in paragraph (e) below is different from the calculation of Total Equity Value used in determining the Option Price, the parties shall cause the chief financial officer of Parent to recalculate the Option Price accordingly. In the event that the Option Price as so recalculated is greater that the amount of the Option Price previously calculated, Genesis shall as promptly as practicable, but in any event within 5 Business Days, pay to Sponsors the difference. In the event that all of the Option Price paid was paid in cash, such adjustment shall be made in cash in immediately available funds. In the event that any portion of the Option Price paid was paid in shares of Genesis Common Stock, such adjustment shall be made in shares of Genesis Common Stock; provided, that Genesis in making a payment to Sponsors pursuant to this paragraph (c), shall be required to use cash to the extent that the conditions set forth in Section 3.2 are not satisfied with respect to such issuance of Genesis Common Stock. The number of shares of Genesis Common Stock to be transferred in respect of an adjustment pursuant to this paragraph (c), if any, shall equal the dollar amount of the adjustment to be paid in shares of Genesis Common Stock divided by the lesser of (i) the Market Value of the Genesis Common Stock, (ii) the average daily closing prices of the Genesis Common Stock for the 10 trading day period commencing 5 trading days prior to the closing of the Sponsor Liquidity Right Sale, if any (with closing prices determined as provided in the definition of market Value), and
(iii) the public offering price of the Genesis Common Stock in the Sponsor Liquidity Right Sale, if any.

            (d) Each of Cypress, TPG and Genesis and their respective representatives shall have full access to the books and records of Parent and its subsidiaries in connection with any calculation of Parent EBITDAR (including, without limitation, any component thereof) for the Exit Relevant Period and Total Equity Value. The parties hereby agree to cause Parent to instruct all auditors to make their work papers available for review in this regard, and hereby waive any objection with respect thereto. The fees and expenses of the parties' representatives shall be paid by Parent.

            (e) In the event Cypress or TPG disputes any amount calculated by the chief financial officer of Parent (including, without limitation, any component of Parent EBITDAR, Pharmacy EBITDAR or the calculation of Total Equity Value) and gives timely notice of such dispute as described above, the parties shall negotiate in good faith as promptly as practicable. In the event such dispute is not resolved within 14 days of the giving of notice of such dispute, Cypress, TPG and Genesis shall promptly engage as "Arbitrator" a "big five" accounting firm (which shall not be the then principal auditors of The Cypress Group L.L.C., TPG GenPar II, L.P. or Genesis) to reach a final determination of the amount whose calculation is in dispute. The Arbitrator shall render its decision within 21 days of its engagement for such purpose. The fees and expenses of the Arbitrator shall be paid by Parent.

            (f) By way of illustration, the "Illustrative Scenarios" attached to this Agreement as Annex B reflect the distribution order in a call or put scenario pursuant to the formula described herein.

            Section 6.4 Election of Directors. If, as a result of the issuance of shares of Genesis Common Stock to Sponsors or their Affiliates pursuant to this Agreement Sponsors or their Affiliates obtain beneficial ownership of at least 20% of the outstanding shares of Genesis Common Stock, and for so long thereafter as Sponsors or their Affiliates hold beneficial ownership of at least 20% of the outstanding shares of Genesis Common Stock, then Cypress and TPG, acting jointly on behalf of Sponsors, shall be entitled to designate such number of directors on the Board of Directors of Genesis as shall represent a percentage of the outstanding shares of Genesis Common Stock owned by Sponsors and their Affiliates. To the extent legally practicable, such new directorships shall be created in classes which most recently have been elected. Genesis and its Board of Directors shall take all actions necessary to cause such designees to be elected or appointed to the Board of Directors of Genesis (including, without limitation, increasing the size of the Board of Directors of Genesis and/or removing directors).

            Section 6.5 Certain Negative Covenants. Until the earlier to occur of (i) the closing with respect to all of the shares of Common Stock under either of the Options and (ii) the disposition by Sponsors and their Affiliates owning Common Stock of all Common Stock held by them and (iii), with respect to paragraphs (a) and (c) below only, the second day after the sixth anniversary of the Closing Date, without the prior written consent of Cypress and TPG, neither Genesis nor any of its Subsidiaries will:

            (a) Merge or consolidate or otherwise combine with or into any other person (other than a merger, consolidation or combination between Subsidiaries of Genesis or between any Subsidiary and Genesis where Genesis is the surviving entity), unless the surviving entity agrees to comply with the obligations of Genesis under this Agreement.

            (b) Amend, modify, supplement or otherwise change any of the terms of Genesis' certificate of incorporation, shareholder rights agreement, or other constituent document in a manner that would be adverse to Sponsors (other than an amendment, modification or supplement or other change which would affect Sponsors the same as other shareholders of Genesis).

            (c) Enter into any agreement or take any action that would materially impair Genesis' ability to perform its obligations under this Agreement.

            Section 6.6 Pharmacy. Until the earlier to occur of (i) the closing with respect to all of the shares of Common Stock under either of the Options and (ii) the second day after the sixth anniversary of the Closing Date without exercise of either Option,

            (a) Genesis shall as soon as reasonably practicable after they are prepared, provide to Sponsors such budgets and financial reports relating to the Pharmacy as Genesis provides to its management; Genesis shall also furnish or arrange for the preparation of such other reports and information regarding the Pharmacy as Sponsors may from time to time reasonably request.

            (b) neither Genesis nor any of its Subsidiaries shall enter into any transaction relating to the Pharmacy with an Affiliate of Genesis other than on competitive, arm's-length terms.

            Section 6.7 Pharmacy Dispositions. (a) Without the prior written consent of Cypress and TPG, acting jointly, Genesis may not, at any time prior to the second day after the sixth anniversary of the Closing Date, sell, transfer, dispose of or otherwise transfer any interest in the Pharmacy unless:

            (i) Genesis shall not be prohibited or restricted in any manner whatsoever from complying with its obligations under paragraph (b) below (including, without limitation, by any agreement, indenture or instrument to which Genesis or any of its Subsidiaries is a party or which is binding on Genesis or any of its Subsidiaries);

            (ii) the aggregate of the EBITDAR attributable to the interest being sold, transferred or disposed of and the EBITDAR attributable to any interest previously sold, transferred or disposed of pursuant to this
      Section 6.7, in each case for the twelve full calendar months ending immediately prior to or coincident with the applicable sale, transfer or disposition, would be less than 15% of Pharmacy EBITDAR for the twelve full calendar months ending immediately prior to or coincident with the sale, transfer or disposition as to which the calculation is being performed;

            (iii) the aggregate of the fair equity market value of the interest being sold, transferred or disposed of and the fair equity market value of any interest previously sold, transferred or disposed of pursuant to this
      Section 6.7 would be less than 15% of the fair equity market value of the Pharmacy determined immediately prior to the sale, transfer or disposition as to which the calculation is being performed (for purposes of this clause (iii), fair equity market value shall be determined and set forth in writing in good faith by the board directors of Genesis); and

            (iv) the sale, transfer or disposition is to a Person other than an Affiliate of Genesis in an arm's-length transaction.

            (b) If Genesis shall sell, transfer or dispose of any interest in the Pharmacy, it shall, concurrently with such sale, transfer or disposition, pay to Sponsors in cash in immediately available funds an amount equal to the product of (x) the ratio of Total Sponsor Contribution plus Sponsor Contribution Adjustment to the sum of Adjusted Total Contribution plus Sponsor Contribution Adjustment plus Genesis Contribution Adjustment and (y) the greater of (i) the product of (A) Pharmacy Percentage Interest and (B) the fair market value (as determined and set forth in writing in good faith by the board of directors of Genesis) of the consideration received by Genesis (including, without limitation, by the relief of indebtedness) in such sale, transfer or disposition and (ii) the product of (A) Pharmacy Percentage Interest, (B) 12.5 and (C) the EBITDAR attributable to the interest in the Pharmacy being sold, transferred or disposed of for the twelve full calendar months ending immediately prior to or coincident with such sale, transfer or disposition. Any amounts payable to Sponsors pursuant to this paragraph (b) shall be paid to Sponsors pro rata based on the number of shares of Common Stock held by each Sponsor or its Affiliates. The aggregate of all amounts paid to Sponsors pursuant to this paragraph (b) is referred to herein as "Sponsor Returned Capital". As used herein, "Genesis Returned Capital" means (i) the greater of (a) the product of (A) Pharmacy Percentage Interest and (B) the fair market value of the consideration received by Genesis (including, without limitation, by the relief of Indebtedness) in any sale, transfer or disposition referred to above and (b) the product of (A) Pharmacy Percentage Interest, (B) 12.5 and (C) the EBITDAR attributable to the interest in the Pharmacy being sold, transferred or disposed of for the twelve full calendar months ending immediately prior to or coincident with such sale, transfer or disposition, less (ii) Sponsor Returned Capital.

            Section 6.8 Calculation of EBITDAR. Any time EBITDAR of any Person other than Parent or the Pharmacy is required to be calculated for purposes of this Agreement (including, without limitation, in connection with any calculation of Parent EBITDAR), Genesis shall provide to Cypress and TPG a written calculation thereof in reasonable detail, which written calculation shall be certified by Genesis' Chief Financial Officer as being a correct calculation of EBITDAR of such Person in all material respects. In connection with any such calculation relating to any Affiliate of Genesis, Cypress and

TPG, at Sponsors' expense (which Sponsors shall share among themselves pro rata based upon their holdings of Common Stock), may engage any individuals of their choice from Genesis' then-current independent auditing firm or KPMG Peat Marwick to confirm such calculation. In this regard, Genesis shall not object to such auditors having full access to the books and records of Genesis or to such auditors' use of such firm's work papers for such purpose. In connection with any such calculation relating to a Person which is not an Affiliate of Genesis, Genesis shall use its reasonable best efforts to provide Cypress and TPG and their representatives with such access to the books and records of the Person for which the calculation of EBITDAR is being made as Cypress and TPG may request to confirm such calculation. Unless the amount so calculated is disputed by written notice within 30 days of its being certified, it shall be final and binding on the parties. If such amount is so disputed by written notice as aforesaid, such dispute shall be resolved in accordance with Section 6.3(e), and the resolution process thereby provided shall determine such calculation.

            Section 6.9 Post-Put Exit. (a) If, at any time on or after the first day after the sixth anniversary of the Closing Date, the Put Option has not been exercised, and Cypress and TPG or their Affiliates owning Common Stock desire to sell any or all of the shares of Common Stock owned by them (the "Post-Put Exit Stock"), Cypress and TPG or their Affiliates owning Common Stock may do so subject to the terms and conditions of this Section 6.9. If the Put Option has not been exercised by the first day after the sixth anniversary of the Closing Date and no Event of Acceleration has occurred, Cypress and TPG agree, on behalf of themselves and their Affiliates owning Common Stock, to use their reasonable best efforts to sell all of the Common Stock owned by them as promptly as practicable; provided, that Cypress and TPG shall not be obligated to sell any Common Stock at a price less than that which Cypress and TPG reasonably believe to be the fair market value thereof.

            (b) Prior to any sale referred to in paragraph (a) above, Cypress and TPG shall reduce to writing the terms pursuant to which they desire to sell such shares of Common Stock (the "Transfer Offer"). Cypress and TPG shall provide the Transfer Offer to Genesis and Nazem. The Transfer Offer shall identify the Post-Put Exit Stock, the amount and type (which shall be cash or stock of the buyer but not a combination thereof) of consideration sought for the Post-Put Exit Stock and all other material terms and conditions of the Transfer Offer. The Transfer Offer shall contain an irrevocable offer to sell the Transfer Stock to Genesis for the amount and type of consideration and upon the same terms and conditions as those set forth in the Transfer Offer. Upon receipt of the Transfer Offer, Genesis shall have the irrevocable right and option (the "Right of First Offer"), exercisable as provided below, to accept the Transfer Offer for all shares of the Transfer Stock; provided, that Genesis may not purchase less than all of the Transfer Stock unless Cypress and TPG shall have consented thereto; and, provided, further, that if Genesis shall exercise its right to purchase the Transfer Stock, it shall be obligated to purchase from the Affiliate of Nazem owning Common Stock, and the Affiliate of Nazem owning Common Stock shall be required to sell to Genesis, upon the terms and conditions contained in the Transfer Offer, the same proportion of its shares of Common Stock as Genesis has agreed to acquire from Cypress and TPG. If Genesis desires to exercise its Right of First Offer, it shall provide Sponsors with an irrevocable written notice of acceptance which shall be binding on Sponsors and their Affiliates owning Common Stock and Genesis. The notice of acceptance must be provided to Sponsors within thirty
(30) days after the date the Transfer Notice is given (the "Notice Period").

            (c) The closing of the purchase of the Transfer Stock pursuant to the Right of First Offer, if exercised, shall take place at the principal office of Cypress within thirty (30) days after the expiration of the Notice Period (or as soon thereafter as practicable in the event any required governmental consents shall not have been obtained). At such closing, Genesis shall deliver the amount and type of consideration specified in the Transfer Offer against delivery of certificates representing the shares of Common Stock being purchased, duly endorsed in blank or accompanied by duly executed stock powers.

            (d) If Genesis has not elected to exercise the Right of First Offer within the Notice Period, Cypress and TPG shall have ninety (90) days from the end of the Notice Period to enter into an agreement (subject to customary conditions) (the "Third Party Agreement") to sell any or all of the Transfer Stock to any third party on terms not materially more favorable to such third party than were contained in the Transfer Offer. Cypress, TPG and Genesis agree that in the event that the Transfer Offer specifies cash as the type of consideration sought and Genesis elects not to exercise its Right of First Offer, Cypress and TPG and their Affiliates owning Common Stock shall be entitled to sell the Post-Put Exit Stock to a third party for cash or a combination of cash and stock of such third party, provided, that (i) in either case, the amount of cash shall be at least equal to the amount of cash specified in the Transfer Offer, (ii) any consideration in the form of stock shall be stock listed and admitted to trading on a national securities exchange or traded on a publicly reported over-the-counter market and (iii) if any part of such consideration shall be stock, Genesis would not, if participating in such sale pursuant to the last sentence of this paragraph, be obligated to accept less cash than it would have received if the sale were made solely in cash in the amount specified in the Transfer Offer. Cypress, TPG and Genesis further agree that in the event that the Transfer Offer specifies stock of the buyer as the type of consideration sought and Genesis elects not to exercise its Right of First Offer, Cypress and TPG and their Affiliates owning Common Stock shall be entitled to sell the Post-Put Exit Stock to a third party for cash, stock of such third party or a combination thereof; provided, that (i) in the case of a combination, either the amount of cash or the value of the stock of the third party as of the date of the Third Party Agreement shall be at least equal to the value of the amount of stock specified in the Transfer Offer as of the date of the Transfer Offer and (ii) any consideration in the form of stock shall be stock listed and admitted to trading on a national securities exchange or traded on a publicly reported over-the-counter market. In respect of any transaction pursuant to this paragraph (d), Cypress and TPG shall have with respect to Genesis and Nazem's Affiliate owning Common Stock the drag-along rights set forth in Section 8.9(c) and (d), and Genesis and Nazem's Affiliate owning Common Stock shall have the tag-along rights set forth in Sections 8.9(e) and (f).

            (e) Notwithstanding the provisions of this Section 6.9, in any sale of Common Stock pursuant to this Section 6.9 which includes the transfer of Common Stock owned by Genesis, the aggregate proceeds shall be distributed among Sponsors, on the one hand, and Genesis, on the other hand, as contemplated by the formula for the Put Option Exercise Price calculated as if the Notification Date and the Exercise Date occurred on the first day after the sixth anniversary of the Closing Date, adjusted for the percentage of the stock of Parent sold. Following any sale by Sponsors or their Affiliates of shares of Common Stock pursuant to this Section 6.9 (regardless of whether any such sale includes the transfer of Common Stock owned by Genesis), Genesis shall pay to the selling Sponsors, as provided below, the excess, if any, of (i) the Put Option Exercise Price calculated as if the Notification Date and the Exercise date occurred the first day after the sixth anniversary of the Closing Date, adjusted for the percentage of the stock of Parent sold over (ii) the proceeds to such Sponsors or their Affiliates (the "Exit Deficit").

            (f) Genesis may use for payment of the Exit Deficit (either in whole or in part) either cash in immediately available funds or Genesis Common Stock. Notwithstanding the foregoing, Genesis in making a payment to Sponsors of the Exit Deficit shall be required to use cash in immediately available funds to the extent that the conditions set forth in Section 3.2 are not satisfied with respect to any such issuance of Genesis Common Stock; provided, that the condition set forth in Section 3.2(i) by reference to clause (c) of the definition of Events of Acceleration (and no other condition) shall cease to be a condition to the use by Genesis of Genesis Common Stock to make payment of the Exit Deficit on the day after the seventh anniversary of the Closing Date; provided, that such condition shall continue to apply until the Exit Deficit has been satisfied in full in accordance with the terms hereof unless the transaction giving rise to the Exit Deficit shall not have been consummated by the date which is 6 months after the day after the seventh anniversary of the Closing Date, in which case, such condition shall cease to be a condition at such time. If Genesis Common Stock is to be issued, Genesis shall notify Sponsors within 7 days of the sale of Common Stock giving rise to the Exit Deficit. If Genesis elects to pay any part of the Exit Deficit in cash in immediately available funds, such payment shall be made on the last day of the 7 day period referred to above. If Genesis elects to issue shares of Genesis Common Stock to pay any part of the Exit Deficit, such shares shall be issuable as set forth below.

            (g) If Cypress and TPG, acting jointly on behalf of Sponsors, notify Genesis within 21 days of the sale of the Common Stock giving rise to the Exit Deficit of Sponsors' desire to receive cash (either in whole or in part) for payment of the Exit Deficit in lieu of shares of Genesis Common Stock, then Genesis will use its reasonable best efforts to effectuate the underwritten sale (the "Exit Deficit Liquidity Right Sale") of such number of shares of Genesis Common Stock as would, upon consummation of such sale, yield net cash proceeds to Sponsors equal to the portion of the Exit Deficit that would have otherwise been paid in cash if Genesis had not elected to use Genesis Common Stock for payment of such portion of the Exit Deficit (such notification together with the sale of Genesis Common Stock for such purpose being referred to as the "Exit Deficit Liquidity Right"); it being understood that Nazem shall not have any right to participate in the invocation of the Exit Deficit Liquidity Right. In the Exit Deficit Liquidity Right Sale, if any, Cypress and TPG, acting jointly on behalf of Sponsors, shall have the right to select the managing underwriter (and sole book runner) to manage and administer the offering, and Genesis shall have the right to select an additional underwriter. The allocation of underwriting compensation shall favor the managing underwriter. In the Exit Deficit Liquidity Right Sale, if any, Genesis shall only be obligated, in the exercise of its reasonable best efforts, to sell the largest number of shares of Genesis Common Stock which can be sold at a price of not less than 90% of the Market Value of the Genesis Common Stock determined at the time of the pricing of the Exit Deficit Liquidity Right Sale. Genesis shall use its reasonable best efforts to cause the Exit Deficit Liquidity Right Sale, if any, to be consummated within 120 days of the Sponsors' exercise of the Exit Deficit Liquidity Right. In the event that the net cash proceeds from the Exit Deficit Liquidity Right Sale, if any, are insufficient or, solely because Genesis has been unable in the exercise of its reasonable best efforts to consummate timely a Exit Deficit Liquidity Right Sale, unavailable to pay the portion of the Exit Deficit that would have otherwise been paid in cash to Sponsors or their Affiliates, Genesis will issue to Sponsors or their Affiliates shares of Genesis Common Stock in payment of the balance or all of the Exit Deficit, as the case may be. The number of shares so issuable in respect of the non-cash portion of the Exit Deficit will be equal to the dollar amount of the non-cash portion of the Exit Deficit divided by the lesser of (a) the average of the daily closing prices of the Genesis Common Stock for the 10 trading day period commencing 5 trading days prior to the closing of the Exit Deficit Liquidity Right Sale

(with closing prices determined as provided in the definition of Market Value) and (b) the public offering price of the Genesis Common Stock in the Exit Deficit Liquidity Right Sale or, if there is no Exit Deficit Liquidity Sale, the average of the daily closing prices of the Genesis Common Stock for the 10 trading day period ending on the last day of the 120 day period referred to above.

            (h) Genesis shall bear all Registration Expenses in connection with such issuance and sale (including the entire amount of any and all underwriters' discounts and commissions) and provide customary and appropriate undertakings (including indemnification of Sponsors and their Affiliates to the same extent provided in Section 4.4) in connection with such issuance and sale.

            (i) If Cypress and TPG, on behalf of Sponsors, do not invoke the Exit Deficit Liquidity Right with respect to the entire portion of the Exit Deficit payable in Genesis Common Stock, the number of shares issuable in respect of the non-cash portion of the Exit Deficit will be equal to the dollar amount of the non-cash portion of the Exit Deficit divided by the Market Value of the Genesis Common Stock determined as of the date of the issuance thereof, and such shares shall be issued 30 days following the sale of the Common Stock giving rise to the Exit Deficit.

            (j) Genesis agrees (i) to make an appropriate public announcement no later than 5 trading days prior to the 20 trading day periods referred to in the definition of Market Value with regard to the pending issuance of Genesis Common Stock in the Exit Deficit Liquidity Right Sale, if any, and/or the issuance of Genesis Common Stock issuable in respect of the non-cash portion of the Exit Deficit, if any, and (ii) during the period commencing at the beginning of such 20 trading day period and through the later of the date of issuance of the Genesis Common Stock in the Exit Deficit Liquidity Right Sale and the date of issuance of the Genesis Common Stock issuable in respect of the non-cash portion of the Exit Deficit, not to take any corporate action (other than the declaration or payment of a regular dividend, consistent with past practice) in respect of (A) combining or splitting the outstanding shares of Genesis Common Stock, including combining its outstanding shares into a smaller number of shares or issuing rights, warrants or dividends payable in additional shares of Genesis Common Stock to stockholders of record on a date prior to the date of issuance or (B) directly or indirectly, through the use of derivative securities or otherwise, purchasing shares of Genesis Common Stock.

                                   ARTICLE VII

                                    CLOSINGS

            Section 7.1 Payment of the Option Price. Subject to Section 3.2(i), the closing of the purchase of Common Stock pursuant to the exercise of an Option as provided in Sections 2.1 and 2.2 shall take place on the Exercise Date. At the closing, Genesis shall deliver cash in immediately available funds and/or shares of Genesis Common Stock registered in such names and denominations as Cypress and TPG, acting on behalf of Sponsors, shall have requested, as the case may be, against delivery of certificates representing the shares of Common Stock sold by Sponsors and their Affiliates, duly endorsed in blank or accompanied by duly executed stock powers.

            Section 7.2 Time and Place of Closing. The closing of the purchase of the Common Stock shall be held at the principal office of Cypress at 10:00 A.M. local time on the date determined pursuant to this Article VII.

                                  ARTICLE VIII

                                  MISCELLANEOUS

            Section 8.1 Notices. (a) Except as provided in Section 8.3(b), all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or by telecopier (with a confirmed receipt thereof), and on the next business day when sent by overnight courier service, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)   if to Cypress, to:

                        The Cypress Group L.L.C.
                        65 East 55th Street, 19th Floor
                        New York, NY  10022
                        Attention:  William L. Spiegel
                        Telecopier: (212) 705-0199

                        with a copy to:

                        Simpson Thacher & Bartlett
                        425 Lexington Avenue
                        New York, NY  10017
                        Attention:  William E. Curbow, Esq.
                        Telecopier:  212-455-2502

                  (b)   if to TPG, to:

                        TPG Partners II, L.P.
                        201 Main Street, Suite 2420
                        Forth Worth, TX  76102
                        Attention:  Karl I. Peterson
                        Telecopier: 817-871-4010

                        with a copy to:

                        Cleary, Gottlieb, Steen & Hamilton
                        One Liberty Plaza
                        New York, NY 10006
                        Attention: Paul Shim, Esq.
                        Telecopier: 212-225-3999

                  (c)   if to Genesis, to:

                        Genesis Health Ventures, Inc.
                        148 West State Street
                        Kennett Square, PA 19348
                        Attention:  Ira C. Gubernick, Esq.
                        Telecopier: 610-444-3365

                        with a copy to:

                        Blank Rome Comisky & McCauley
                        1200 Four Penn Center Plaza
                        Philadelphia, PA  19103
                        Attention:  Stephen Luongo, Esq.
                        Telecopier:  215-569-5555

                  (c)   if to Nazem, to:

                        Nazem, Inc.
                        645 Madison Avenue
                        New York, New York 10022
                        Attention:  Fred Nazem
                        telecopy:   212-371-2150

                        with a copy to:

                        Bartoma Corporation, N.V.
                        Fokkerweg 26
                        Suite 12
                        Curacao, Netherlands Antilles
                        Attention:  Marleen Janssen
                        telecopy:   5999-465-39-07

            (b) All notices and other communications to be given to any other Person hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, on the next Business Day when sent by overnight courier service and on the third Business Day when sent registered or certified mail, return receipt requested, postage prepaid to such Person at its last known address appearing on the books of Genesis maintained for such purpose.

            Section 8.2 Severability. In the event any provision hereof is held void or unenforceable by any court, then such provision shall be severable and shall not affect the remaining provisions hereof.

            Section 8.3 Entire Agreement. This Agreement (including the exhibits, documents or instruments referred to herein) embody the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and thereof and supersede all prior agreements and understandings, both written and oral, among the parties, or between any of them, with respect to the subject matter hereof and thereof.

            Section 8.4 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written agreement signed by each of Cypress, TPG and Genesis; provided, however, that neither Cypress nor TPG shall enter into any amendment of this Agreement that would be materially more adverse to the rights hereunder of Nazem and its Affiliate owning Common Stock than it would be to the rights of Cypress and TPG and their respective Affiliates owning Common Stock; and, provided, further, that Nazem shall have received prior written notice of any amendment hereto, including a draft of the proposed form of the amendment a reasonable amount of time under the circumstances prior to the execution thereof, and a copy of any executed amendment promptly following the execution thereof. Any failure by a party hereto to comply with any obligation, agreement or condition herein may be expressly waived in writing by Cypress, TPG and Genesis, but such waiver or failure to insist upon strict compliance with such obligation, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any such subsequent or other failure.

            Section 8.5 Assignment; Binding on Transferees. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and transferees of Common Stock permitted under the Stockholders Agreement from and after the effective date hereof. Cypress and TPG may assign any of their rights and obligations hereunder to any of their respective Affiliates and, following (i) any failure by Genesis to satisfy its obligations in respect of the Put Option or (ii) any Event of Acceleration, to any other Person. Neither Genesis nor Nazem may assign any of its rights and obligations hereunder to any Person without the written consent of Cypress and TPG, acting jointly. Nothing in this Agreement other than Section
6.2 shall restrict or otherwise impair the transfer by Sponsors or any subsequent holder thereof of (i) Genesis Common Stock issued pursuant to Sections 3.1 or 6.9 or (ii) securities which are issued or distributed in respect thereof by way of transfer, substitution, stock dividend or stock split or other distribution, recapitalization or reclassification, and any such subsequent holder shall not be a "permitted transferee" for the purposes of the first sentence of this Section 8.5 but shall be a "Holder" for purposes of this Agreement.

            Section 8.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE CHOICE OF LAW PRINCIPLES THEREOF.

            Section 8.7 Headings. This article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

            Section 8.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            Section 8.9 Specific Performance; Remedies. (a) The parties hereto each acknowledge that, in view of the uniqueness of the transactions contemplated hereby, the other parties and, in the case of Genesis, any subsequent holder of (i) Genesis Common Stock issued pursuant to Section 3.1 or
(ii) securities which are issued or distributed in respect thereof by way of transfer, substitution, stock dividend or stock split or other distribution, recapitalization or reclassification, would not have an adequate remedy at law for money damages if this Agreement has not been performed in accordance with its terms. Each party therefore agrees that the other parties and, in the case of Genesis, any such subsequent holders, shall be entitled to specific performance of the terms hereof. Any such remedy shall be in addition to any other remedy that may be available at law or in equity.

            (b) The parties acknowledge that upon the earlier of (y) an Event of Acceleration occurring prior to the second day after the sixth anniversary of the Closing date and (z) the failure by Genesis to honor its obligations under the Put Option, (i) the Call Option shall not be exercisable as provided in
Section 2.1 of this Agreement, (ii) Cypress and TPG may assign any of their rights hereunder without any restriction whatsoever as provided in Section 8.5 of this Agreement, (iii) the Stockholders Agreement shall be terminable by Cypress and TPG in accordance with Section 6.9 thereof and, accordingly, among other things, all restrictions on transfer of the Common Stock by Cypress and TPG or their Affiliates shall lapse to the fullest extent permitted by law, (iv) the Management Agreement shall be terminable by Parent in accordance with
Section 11 thereof and,
upon any such termination, no amounts shall be owing thereunder except amounts accrued and unpaid at the time of such termination, (v) except as provided in Sections 8.9(e) and (f) Genesis and Nazem and their Affiliates, if any, who own Common Stock shall be prohibited from transferring any Common Stock owned by them without the prior written consent of Cypress and TPG, acting jointly, notwithstanding the termination of the Stockholders Agreement in accordance with
Section 6.9 thereof, provided, that the restrictions set forth in this clause
(v) shall apply to Nazem and its Affiliate only while Cypress, TPG or their Affiliates own Common Stock, and (vi) Cypress and TPG, acting jointly, shall have the right to cause and control the sale or liquidation of Parent.

            (c) If, in exercising their rights under clause (vi) in the preceding paragraph (b), Cypress and TPG receive a bona fide offer from a Person other than Cypress or TPG or any of their Affiliates (a "Third Party") to purchase in an arms'-length transaction all or part of the outstanding shares of common stock of Parent and such offer is accepted by Cypress and TPG, acting jointly, then Genesis and Nazem agree that they will at the request of Cypress and TPG transfer or cause the transfer of all or part of the shares of common stock of Parent owned by them or their Affiliates to such Third Party on the terms of the offer so accepted by Cypress and TPG, including, without limitation, the same per share consideration. In any such transaction where less than all of the outstanding shares of common stock of Parent are to be sold, such shares to be sold shall be sold by Sponsors or their Affiliates and Genesis pro rata in proportion to their respective holdings of Common Stock.

            (d) Cypress and TPG, acting jointly, shall give notice (the "Drag-Along Notice") to Genesis and/or Nazem of any proposed transfer as to which Cypress and TPG propose to exercise their rights set forth in paragraph
(c) above as soon as practicable following the acceptance of the offer referred to in such paragraph. Genesis and Nazem and Nazem's Affiliate owning Common Stock shall only have rights and obligations under the preceding paragraph (c) and this paragraph (d) following their receipt of the Drag-Along Notice. The Drag-Along Notice shall set forth the number of shares of common stock of Parent proposed to be so transferred, the name of the proposed transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, shall provide such information, to the extent reasonably available to it, relating to such consideration as Genesis and Nazem and Nazem's Affiliate owning Common Stock may reasonably request) and the other terms and conditions of the offer. Cypress and TPG, acting jointly, shall notify Genesis and Nazem at least 20 days in advance of entering into a definitive agreement in connection with such offer if Genesis and Nazem or their Affiliates will be required to sign any agreement containing representations, warranties or indemnities. In any such agreement, Genesis and Nazem and their Affiliates owning Common Stock will be required to make the same representations, warranties and indemnities as Cypress and TPG or their Affiliates owning Common Stock so long as they are made severally and not jointly. Parent shall pay the fees and expenses of counsel for Sponsors and Genesis in connection with any transaction referred to in this paragraph.

            (e) If, after the earlier to occur of (y) an Event of Acceleration and (z) the failure by Genesis to honor its obligations under the Put Option, Cypress and TPG or their Affiliates owning Common Stock propose to transfer shares of Common Stock owned by them, and Cypress and TPG do not exercise their rights in the preceding paragraphs (c) and (d), then Nazem's Affiliate owning Common Stock shall have the right to participate in such transfer on the same terms and conditions as Cypress and TPG, including, without limitation, the same per share consideration, and, in connection therewith, to require the proposed transferee to purchase from it shares of Common Stock. In any such transaction where less than all of the shares of Common Stock held by Sponsors or their Affiliates are to be sold, such shares to be sold shall be sold by Sponsors or their Affiliates pro rata in proportion to their respective holdings of Common Stock.

            (f) Cypress and TPG, acting jointly, shall give notice (the "Tag-Along Notice") to Nazem of any proposed transfer giving rise to the rights of Nazem set forth in paragraph (e) above as soon as practicable following their agreement to enter into such transfer. The Tag-Along Notice shall set forth the number of shares of common stock of Parent proposed to be so transferred, the name of the proposed transferee, the proposed amount and form of consideration (and if such consideration consists in part or in whole of property other than cash, shall provide such information, to the extent reasonably available to it, relating to such consideration as Nazem and Nazem's Affiliate owning Common Stock may reasonably request in order to evaluate such non-cash consideration) and the other terms and conditions of the offer. If Nazem's Affiliate owning Common Stock elects to exercise its rights set forth in the preceding paragraph
(e), Nazem's affiliate owning Common Stock shall deliver a notice to Cypress and TPG to such effect within 20 days of its receipt of the Tag-Along Notice stating the number of shares of Common Stock that its Affiliate proposes to include in the transfer. Cypress and TPG, acting jointly, shall notify Nazem at least 20 days in advance of entering into a definitive agreement in connection with such offer if Nazem or its Affiliate will be required to sign any agreement containing representations, warranties or indemnities. In any such agreement Nazem and its Affiliate owning Common Stock will be required to make the same representations, warranties and indemnities as Cypress and TPG or their Affiliates owning Common Stock so long as they are made severally and not jointly. Parent shall pay the fees and expenses of counsel for Sponsors in connection with any transaction referred to in this paragraph.

            (g) Notwithstanding the provisions of Section 8.9(c) and (e), in any sale or liquidation of all or part of the stock or assets of Parent pursuant to
Section 8.9(b)(vi) which includes the transfer of all or a part of Genesis' interest in Parent, the aggregate proceeds shall be distributed among Sponsors, on the one hand, and Genesis, on the other hand, as contemplated by the formula for the Put Option Exercise Price calculated as if the Notification Date and the Exercise Date occurred as of the date of the sale, adjusted for the percentage of the stock or assets of Parent being sold. Following any sale or liquidation of Sponsors' or their Affiliates' interest in Parent pursuant to this Section
8.9 (regardless of whether any such sale includes the transfer of all or a part of Genesis' interest in Parent), Genesis shall pay to the selling Sponsors in cash in immediately available funds upon demand the excess, if any, of (i) the Put Option Exercise Price calculated as if the Notification Date and the Exercise Date occurred as of the date of the sale, adjusted for the percentage of the stock or assets of Parent being sold over (ii) the amount distributed to Sponsors and their Affiliates.

            Section 8.10 Submission to Jurisdiction; Waivers. Each of the parties hereto hereby irrevocably submits in any legal action or proceeding relating to or arising out of this Agreement, or for recognition and enforcement of any judgment in respect thereof, to the jurisdiction of the United States District Court for the Southern District of New York, and appellate courts thereof. Each of the parties hereto further (i) consents that any such action or proceeding may be brought in such court and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same; (ii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party at its address set forth in Section 8.2 or at such other address of which such party shall have given notice pursuant thereto; and (iii) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            Section 8.11 Subordination Agreement. THE RIGHTS OF THE SPONSORS HEREUNDER ARE SUBORDINATED AND LIMITED AS PROVIDED IN THAT CERTAIN SUBORDINATION AGREEMENT DATED OCTOBER 9, 1997, EXECUTED BY CYPRESS, TPG, NAZEM AND GENESIS IN FAVOR OF THE SENIOR CREDITORS DESCRIBED THEREIN, WHICH SUBORDINATION AGREEMENT IS AND SHALL BE BINDING UPON EACH OF THE SPONSORS HEREUNDER, INCLUDING EACH AFFILIATE OF THE SPONSORS EXECUTING THIS AGREEMENT, AND EACH ASSIGNEE OF ANY OF THE RIGHTS OF THE SPONSORS OR SUCH AFFILIATES HEREUNDER.

                        [The next page is numbered S-1.]

            Section 8.12 WAIVERS OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT AND FOR ANY COUNTERCLAIM THEREIN.

            IN WITNESS WHEREOF, the undersigned have executed this Agreement on the date first above written.

                                    THE CYPRESS GROUP L.L.C.


                                    By: /s/ James L. Singleton
                                       ______________________________
                                       Name: James L. Singleton
                                       Title: Vice President




                                    TPG PARTNERS II, L.P.
                                    By:  TPG GenPar II, L.P.
                                    By:  TPG Advisors II, Inc.



                                    By: /s/ Karl I. Peterson
                                       ______________________________
                                       Name: Karl I. Peterson
                                       Title: Vice President

                                    NAZEM, INC.


                                    By: /s/ Fred Nazem
                                       ______________________________
                                       Name: Fred Nazem
                                       Title: Managing Member

                                    GENESIS HEALTH VENTURES, INC.


                                    By: /s/ George V. Hager, Jr.
                                       ______________________________
                                       Name: George V. Hager, Jr.
                                       Title: Senior Vice President & CFO

            The foregoing provisions of this Agreement applicable to Affiliates of Sponsors owning Common Stock shall be binding upon and inure to the benefit of the undersigned.

                                    Affiliates of The Cypress Group L.L.C.

                                    CYPRESS MERCHANT BANKING PARTNERS L.P.
                                    By: Cypress Associates L.P.
                                    By: The Cypress Group L.L.C.


                                    By: /s/ James L. Singleton
                                       ________________________
                                       Name: James L. Singleton
                                       Title: Vice Chairman

                                    CYPRESS OFFSHORE PARTNERS L.P.
                                    By:  Cypress Associates L.P.
                                    By:  The Cypress Group L.L.C.


                                    By: /s/ David P. Spalding
                                       ________________________
                                       Name: David P. Spalding
                                       Title: Vice Chairman

                                    Affiliates of TPG Partners II, L.P.

                                    TPG PARALLEL II, L.P.
                                    By:  TPG GenPar II, L.P.
                                    By:  TPG Advisors II, Inc.


                                    By: /s/ Karl I. Peterson
                                       ________________________
                                       Name: Karl I. Peterson
                                       Title: Vice President

                                    TPG INVESTORS II, L.P.
                                    By:  TPG GenPar II, L.P.
                                    By:  TPG Advisors II, Inc.


                                    By: /s/ Karl I. Peterson
                                       ________________________
                                       Name: Karl I. Peterson
                                       Title: Vice President

                                    TPG MC COINVESTMENT, L.P.
                                    By:  TPG GenPar II, L.P.
                                    By:  TPG Advisors II, Inc.


                                    By: /s/ Karl I. Peterson
                                       ________________________
                                       Name: Karl I. Peterson
                                       Title: Vice President

                                    Affiliate of Nazem

                                    Genesis ElderCare Portfolio K, LP
                                    By: Healthworth Associates I, L.L.C.


                                    By: /s/ Fred Nazem
                                       ________________________
                                       Name: Fred Nazem
                                       Title: Managing Member